                                                                   Exhibit 10.17


                          RECAPITALIZATION AGREEMENT



                                 by and among



                       the New Investors listed herein,



                            CII Technologies, Inc.



                                      and



                   the Redeeming Stockholders listed herein




                                 August 4, 1997

                               TABLE OF CONTENTS
                               -----------------

                                                                                                    Page
                                                                                                    ----
ARTICLE I--DEFINITIONS...............................................................................  2
     Section 1.1  Definitions........................................................................  2
     Section 1.2 Cross Reference.....................................................................  4

ARTICLE II--APPOINTMENT OF REPRESENTATIVES...........................................................  6
     Section 2.1  Appointment of Redeeming Stockholders' Representatives.............................  6
     Section 2.2  Appointment of New Investors' Representatives......................................  7

ARTICLE III--THE RECAPITALIZATION....................................................................  7
     Section 3.1 Stock Split.........................................................................  7
     Section 3.2 Purchase Transactions...............................................................  8
     Section 3.3  Investment Transactions............................................................  8
     Section 3.4  The Redemption and Exchange Transactions...........................................  9
     Section 3.5  Indebtedness Payment............................................................... 11
     Section 3.6  Kilovac Payment.................................................................... 12
     Section 3.7  Management Bonus Payment........................................................... 12
     Section 3.8  Working Capital Adjustment......................................................... 12
     Section 3.9  Closing............................................................................ 14
     Section 3.10  Deliveries by Participating Stockholders to New Investors......................... 14
     Section 3.11  Deliveries by Redeeming Stockholders to CII....................................... 14
     Section 3.12  Deliveries by CII to New Investors................................................ 15
     Section 3.13  Deliveries by CII to Redeeming Stockholders....................................... 15
     Section 3.14  Deliveries by New Investors to CII................................................ 16
     Section 3.15  Deliveries by New Investors to Participating Stockholders......................... 16

ARTICLE IV--ADDITIONAL AGREEMENTS.................................................................... 16
     Section 4.1  Indemnification and Escrow Agreement............................................... 16

ARTICLE V--REPRESENTATIONS AND WARRANTIES OF CII..................................................... 16
     Section 5.1  Corporate Organization............................................................. 17
     Section 5.2  Valid and Binding Agreements....................................................... 17
     Section 5.3  No Violation....................................................................... 17
     Section 5.4  Consents and Approvals............................................................. 18
     Section 5.5  Capitalization..................................................................... 18
     Section 5.6  Subsidiaries and Affiliates........................................................ 18
     Section 5.7  Financial Statements............................................................... 19
     Section 5.8  Absence of Undisclosed Liabilities................................................. 19
     Section 5.9  Interim Operations and Absence of Certain Changes.................................. 19
     Section 5.10  Taxes............................................................................. 21
     Section 5.11  Employee Benefit Plans............................................................ 23
     Section 5.12  Compliance with Law, etc.......................................................... 25
     Section 5.13  Litigation; Claims................................................................ 25
     Section 5.14  Contracts and Commitments......................................................... 25
     Section 5.15  Intellectual Property Rights...................................................... 27

                                                                                                      Page
                                                                                                      ----
     Section 5.16  Liens.............................................................................  27
     Section 5.17  Insurance.........................................................................  27
     Section 5.18  Real Property.....................................................................  28
     Section 5.19  Labor Disagreements...............................................................  29
     Section 5.20  Environmental Matters.............................................................  29
     Section 5.21  Employees.........................................................................  32
     Section 5.22  Governmental Authorizations.......................................................  32
     Section 5.23  Broker's or Finder's Fees.........................................................  32
     Section 5.24  Certain Transactions..............................................................  32
     Section 5.25  Absence of Questionable Payments..................................................  33
     Section 5.26  Bank Accounts.....................................................................  33
     Section 5.27  Assets............................................................................  33

ARTICLE VI--REPRESENTATIONS AND WARRANTIES OF THE REDEEMING STOCKHOLDERS.............................  33
     Section 6.1  Ownership of Stock and the Subordinated Notes......................................  33
     Section 6.2  Valid and Binding Agreements.......................................................  33
     Section 6.3  Consents and Approvals.............................................................  34

ARTICLE VII--REPRESENTATIONS AND WARRANTIES OF NEW INVESTORS.........................................  34
     Section 7.1  Corporate Organization.............................................................  34
     Section 7.2  Valid and Binding Agreements.......................................................  34
     Section 7.3  No Violation.......................................................................  34
     Section 7.4  Consents and Approvals.............................................................  35
     Section 7.5  Broker's or Finder's Fees..........................................................  35
     Section 7.6 Investment Representations..........................................................  35

ARTICLE VIII--COVENANTS..............................................................................  35
     Section 8.1  Compliance with Law................................................................  35
     Section 8.2  Operation of Business Prior to Closing.............................................  35
     Section 8.3  Access.............................................................................  38
     Section 8.4  Certain Financial Information......................................................  38
     Section 8.5 Transfer of Restricted Securities...................................................  39

ARTICLE IX--CONDITIONS PRECEDENT TO OBLIGATIONS OF NEW INVESTORS.....................................  40
     Section 9.1  Representations and Warranties.....................................................  40
     Section 9.2  Covenants, Agreements and Conditions...............................................  40
     Section 9.3  No Material Adverse Change.........................................................  40
     Section 9.4  Corporate Proceedings..............................................................  40
     Section 9.5  Proceedings........................................................................  40
     Section 9.6  Governmental Approvals.............................................................  40
     Section 9.7  Insurance..........................................................................  40
     Section 9.8  Deliveries.........................................................................  41
     Section 9.9  Customer Relationships.............................................................  41

                                                                                                     Page
                                                                                                     ----
     Section 9.10  Tax Status Certification.......................................................... 41
     Section 9.11  Financing......................................................................... 41
     Section 9.12 Management......................................................................... 41
     Section 9.13  Releases and Confirmations........................................................ 41
     Section 9.14  Third Party Consents.............................................................. 41
     Section 9.15  Other Lien Releases............................................................... 41
     Section 9.16  Legal Opinion..................................................................... 41
     Section 9.17 Stock Split and Charter Amendment.................................................. 42
     Section 9.18  Real Property..................................................................... 42
     Section 9.19 Current Disputes................................................................... 42

ARTICLE X--CONDITIONS PRECEDENT TO OBLIGATIONS OF CIIAND THE REDEEMING STOCKHOLDERS.................. 42
     Section 10.1  Representations and Warranties.................................................... 42
     Section 10.2  Covenants, Agreements and Conditions.............................................. 42
     Section 10.3  Proceedings....................................................................... 43
     Section 10.4  Corporate Proceedings............................................................. 43
     Section 10.5  Governmental Approvals............................................................ 43
     Section 10.6  Deliveries........................................................................ 43

ARTICLE XI--OTHER MATTERS............................................................................ 43
     Section 11.1  Confidentiality................................................................... 43
     Section 11.2  Further Assurances................................................................ 43

ARTICLE XII--TERMINATION............................................................................. 44
     Section 12.1  Methods of Termination............................................................ 44
     Section 12.2  Procedure Upon Termination........................................................ 44

 ARTICLE XIII--MISCELLANEOUS......................................................................... 44
     Section 13.1  Survival of Representations, Warranties and Agreements............................ 44
     Section 13.2  Service of Process................................................................ 45
     Section 13.3  Notices........................................................................... 45
     Section 13.4  Governing Law..................................................................... 46
     Section 13.5  Modification; Waiver.............................................................. 46
     Section 13.6  Entire Agreement.................................................................. 46
     Section 13.7  Assignment; Successors and Assigns................................................ 46
     Section 13.8  Public Announcements.............................................................. 47
     Section 13.9  Severability...................................................................... 47
     Section 13.10  No Third Party Beneficiary....................................................... 47
     Section 13.11  Expenses......................................................................... 47
     Section 13.12  Execution in Counterpart......................................................... 48
     Section 13.13  Certain Assurances............................................................... 48
     Section 13.14  Limitation of Liability.......................................................... 48
     Section 13.15  Arbitration...................................................................... 49

                                                                                                      Page
                                                                                                      ----
     Section 13.16  Construction.....................................................................  49
     Section 13.17  Specific Performance.............................................................  49
     Section 13.18  Exclusivity......................................................................  49
     Section 13.19 Understanding Among New Investors.................................................  50

Exhibits and Schedules
----------------------

Exhibit A      Indemnification and Escrow Agreement
Exhibit B      Amended and Restated Certificate of Incorporation
Exhibit C      Form of Junior Subordinated Promissory Note
Exhibit D      Bank Deal Term Sheet
Exhibit E      Notes Deal Term Sheet
Exhibit F      Ownership of Stock and Subordinated Notes
Exhibit G      Terms and Conditions of Management Equity Agreements
Exhibit H      Legal Opinion of Simpson Thatcher & Bartlett

Schedule of New Investors
Schedule of Redeeming Stockholders
Knowledge Schedule
Schedule 3.7   Working Capital Statement
Schedule 5.1   Good Standing
Schedule 5.5   Capitalization
Schedule 5.6   Subsidiaries and Affiliates
Schedule 5.7   Financial Statements (1995 and 1996)
Schedule 5.7A  Interim Financial Statements
Schedule 5.8   Disclosed Liabilities
Schedule 5.9   Certain Changes
Schedule 5.10  Taxes
Schedule 5.11  Employee Benefit Plans
Schedule 5.13  Litigation
Schedule 5.14  Contracts and Commitments
Schedule 5.15  Intellectual Property
Schedule 5.16  Liens
Schedule 5.17  Insurance
Schedule 5.18  Real Property
Schedule 5.19  Labor Disagreements
Schedule 5.20  Environmental
Schedule 5.21  Employees
Schedule 5.22  Government Authorities
Schedule 5.24  Certain Transactions
Schedule 5.26  Bank Accounts
Schedule 6.1   Ownership of Stock and Subordinated Notes Exceptions
Schedule 8.2   Changes in Compensation

                          RECAPITALIZATION AGREEMENT

          THIS RECAPITALIZATION AGREEMENT (the "Agreement"), dated as of
                                                ---------
August 4, 1997, is made by and among the Persons identified on the Schedule of
                                                                   -----------
New Investors attached hereto (each individually, a "New Investor" and
-------------                                        ------------
collectively, the "New Investors"), CII Technologies, Inc., a Delaware
                   -------------
corporation ("CII"), and the Persons identified on the Schedule of Redeeming
              ---                                      ---------------------
Stockholders attached hereto (each individually, a "Redeeming Stockholder" and
------------                                        ---------------------
collectively, the "Redeeming Stockholders").
                   ----------------------

                                  WITNESSETH:
                                  ----------

          WHEREAS, the Redeeming Stockholders own in the aggregate all of the issued and outstanding shares of capital stock of CII;

          WHEREAS, CII owns all of the issued and outstanding shares of capital stock of Communications Instruments, Inc., a North Carolina corporation ("Communications Instruments"); Communications Instruments presently owns 80% of
 ----------------------------
the issued and outstanding shares of capital stock of Kilovac Corporation, a California corporation ("Kilovac") and owns all of the issued and outstanding
                         -------
shares of capital stock of Electro-Mech S.A., a Mexican corporation ("Electromech"); and Kilovac owns all of the issued and outstanding shares of
-------------
capital stock of Kilovac International Inc., a California corporation ("Kilovac
                                                                        -------
International") and Kilovac International FSC Ltd., Inc., a Cayman Islands
-------------
corporation ("FSC"); (CII, Communications Instruments, Kilovac, Electromech,
              ---
Kilovac International, and FSC are sometimes hereinafter referred to individually as a "Company" and collectively as the "Companies");
                   -------                           ---------

          WHEREAS, as of immediately prior to or at the same time as the consummation of the transactions contemplated by this Agreement, CII or a Subsidiary will have acquired all of the issued and outstanding shares of capital stock Kilovac that Communications Instruments does not own as of the date hereof;

          WHEREAS, the Companies are engaged in the business of manufacturing relays and solenoids having a headquarters in Fairview, North Carolina, and manufacturing locations in Fairview, North Carolina; Asheville, North Carolina; Mansfield, Ohio; Carpinteria, California; and Juarez, Mexico;

          WHEREAS, CII desires to reconstitute its capital structure through the redemption of certain of its outstanding securities and the issuance and sale of certain new securities on and subject to the terms and subject to the conditions set forth herein (the "Recapitalization");
                       ----------------

          WHEREAS, the New Investors desire to acquire certain equity securities from the Redeeming Stockholders and newly-issued securities of CII on the terms and subject to the conditions set forth herein and desire to make certain representations, warranties and agreements in connection with the Recapitalization and also to prescribe various conditions to the Recapitalization;

          WHEREAS, the Redeeming Stockholders desire to sell certain of their equity securities to the New Investors and to redeem certain of their equity securities in CII on and subject to the terms and subject to the conditions set forth herein and desire to make certain representations, warranties and agreements in connection with the Recapitalization and also to prescribe various conditions to the Recapitalization;

          NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants which are to be made and performed by the respective parties, it is hereby agreed as follows:

                            ARTICLE I--DEFINITIONS
                                       -----------

          Section 1.1  Definitions.
          -----------  -----------

          The following terms when used in this Agreement have the meanings set forth below:

          (a)  "Affiliate" means any Person now or hereinafter controlling,
                ---------
controlled by or under common control with another Person.

          (b)  "Baseline Working Capital Amount" means $17,470,000.
               -------------------------------

          (c)  "CHS" means Code, Hennessy & Simmons III, L.P., a Delaware
                ---
limited partnership and one of the New Investors hereunder.

          (t)  "CII Common Stock" means the common stock of CII, par value
                ----------------
$0.01 per share.

          (u)  "CII Preferred Stock" means the cumulative redeemable preferred
                -------------------
stock of CII, par value $0.01 per share.

          (d)  "Common Stock Rollover Amount" means the aggregate value as of
                ----------------------------
the Closing of the shares of CII Common Stock being retained by the Redeeming Stockholders hereunder (i.e., those shares not being redeemed hereunder), as set forth on the Schedule of Redeeming Stockholders attached hereto under the
             ----------------------------------
heading "Common Stock Rollover Amount."

          (e)  "Debt" means all indebtedness for borrowed money and obligations
                ----
under capital leases, including outstanding principal and accrued interest and any success fees, prepayment premiums or penalties payable with respect thereto, of CII and the Subsidiaries owed as of the Closing Date, including the outstanding principal and interest owed by CII at the Closing Date on the Subordinated Notes and the Predecessor Subordinated Notes and the indebtedness of CII and the Subsidiaries under the BOA Loan Agreement. Debt shall exclude other indebtedness incurred in connection with the Recapitalization and the other transactions related thereto.

          (f)  "Escrow Agent" means the escrow agent selected by the parties to
                ------------
act pursuant to the Indemnification and Escrow Agreement.

          (g)  "Estimated Closing Common Value" means an amount in cash equal
                ------------------------------
to (A) $113,750,000, (B) plus the excess of the Estimated Net Working Capital Amount over the Baseline Working Capital Amount or minus the excess of the Baseline Working Capital Amount over the Estimated Net Working Capital Amount,
(C) less the Indebtedness Payment, (D) less the Kilovac Payment, (E) less the Debt, other than Debt included as part of the Indebtedness Payment or the Kilovac Payment, (F) less the Management Bonus Payment, and (G) less the Preferred Stock Amount.

          (h)  "GAAP" means generally accepted accounting principles of the
                ----
United States, consistently applied.

          (i)  "Indemnification and Escrow Agreement" means an indemnification
                ------------------------------------
and escrow agreement substantially in the form attached hereto as Exhibit A.
                                                                  ---------

          (j)  "Knowledge" means, with respect to a given matter, the actual
                ---------
knowledge of any director or officer of CII or any general manager or controller of any division of CII as listed on the Knowledge Schedule attached hereto,
                                        ------------------
after due inquiry with respect thereto.

          (k)  "New Preferred Stock" means shares of CII's Series A Preferred
                -------------------
Stock, par value $.01 per share, having the rights and preferences set forth in Exhibit B attached hereto
---------

          (l)  "New Preferred Stock Rollover Amount" means the aggregate
                -----------------------------------
liquidation value of the shares of Preferred Stock being issued to the Redeeming Stockholders hereunder, as set forth on the Schedule of Redeeming Stockholders
                                            ----------------------------------
attached hereto under the heading "New Preferred Stock Rollover Amount."

          (m)  "Person" means and includes an individual, a partnership, a joint
                ------
venture, a limited liability company, a corporation or trust, an unincorporated organization, a group or a government or other department or agency thereof, or any other entity.

          (n)  "Predecessor Subordinated Notes" means the Subordinated
                ------------------------------
Promissory Notes of CII in the original principal amounts of $1,750,000 due on May 31, 2003 plus accrued and unpaid interest as of the Closing Date.

          (o)  "Preferred Stock Amount" means the aggregate amount payable
                ----------------------
pursuant to Section 3.4(a)(i) in respect of the CII Preferred Stock.

          (p)  "Restricted Securities" means (i) the New Securities issued
                ---------------------
hereunder, (ii) the Purchased Securities purchased hereunder, (iii) the CII Common Stock retained by the Redeeming Stockholders as of immediately following the Closing, (iv) the New Preferred Stock issued to the Participating Stockholders hereunder, and (v) any securities issued with respect to the securities referred to in clauses (i), (ii), (iii) and (iv) by way of a conversion, stock dividend or stock split or in connection with a combination of shares, refinancing, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or
(c) been otherwise transferred and new certifi cates for them not bearing the Securities Act legend set forth in Section 8.5 have been delivered by CII in accordance with Section 8.5. Whenever any particular securities of CII cease to be Restricted Securities, the holder thereof shall be entitled to receive from CII, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in Section 8.5.


          (q)  "Securities Act" means the Securities Act of 1933, as amended.
                --------------

          (r)  "Stock" means the CII Common Stock and CII Preferred Stock.
                -----

          (s)  "Subordinated Notes" means the Subordinated Promissory Notes of
                ------------------
CII in the original principal amounts of $4,000,000 and $1,700,000 due, respectively, on May 31, 2003 and October 11, 2005 plus accrued and unpaid interest as of the Closing Date.

          (t)  "Subsidiary" means, with respect to any Person, any corporation,
                ----------
limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by CII or one or more of the other Subsidiaries of CII or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by CII or one or more Subsidiaries of CII or a combination thereof. For purposes hereof, CII shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if CII shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity. Without limiting the generality of the foregoing, "Subsidiary" includes
                                                            ----------
any of the business entities listed on Schedule 5.6.
                                       ------------

          Section 1.2 Cross Reference.  The following terms are defined in the
          ----------- ---------------
following Sections of this Agreement:

     Term                                    Section
     ----                                    -------
     Agreement                                    Preface
     Arbiter                                      Section 3.8(c)
     Authorized Action                            Section 2.1
     Balance Sheet                                Section 5.8
     Bank Deal Term Sheet                         Section 3.3(a)
     Bank Deal                                    Section 3.3(a)
     Bank Indebtedness Payment                    Section 3.5(a)(i)

     BOA Loan Agreement                           Section 9.13
     BOA                                          Section 9.13
     CERCLA                                       Section 5.20(a)
     CERCLIS                                      Section 5.20(a)(i)
     CII                                          Preface
     CII Interim Financial Statements             Section 5.7
     CII Financial Statements                     Section 5.7
     Closing                                      Section 3.9
     Closing Date                                 Section 3.9
     Communications Instruments                   Recitals
     Company(ies)                                 Recitals
     December 31 Balance Sheet                    Section 5.7
     Electromech                                  Recitals
     Environmental Laws                           Section 5.20(a)
     equity security                              Section 5.5(b)
     ERISA                                        Section 5.11
     Escrow Amount                                Section 3.4(d)
     Estimated Working Capital Amount             Section 3.4(b)
     Final Working Capital Statement              Section 3.8(a)(i)
     FSC                                          Recitals
     Hazardous Material                           Section 5.20(a)
     including                                    Section 13.16
     Indebtedness Payment                         Section 3.5(a)(i)
     Investment Purchase Price                    Section 3.3(a)
     Junior Note(s)                               Section 3.3(a)(ii)
     Kilovac                                      Recitals
     Kilovac Payment                              Section 3.6
     Kilovac International                        Recitals
     Latest Balance Sheet                         Section 5.27
     Leased Property                              Section 5.18(b)
     Leases                                       Section 5.18(b)
     Liens                                        Section 5.18(a)
     Management Bonus Payment                     Section 3.8
     Material Adverse Effect                      Section 5.4
     Methodologies                                Section 3.8(b)
     Methods                                      Section 3.8(b)
     Net Working Capital Amount                   Section 3.8(a)(ii)
     New Securities                               Section 3.3(a)
     New Preferred Stock Rollover Amount          Section 3.4(c)
     New Investor Authorized Action               Section 2.1
     New Investors(s)                             Preface
     Notes Deal Term Sheet                        Section 3.3(a)
     Notes Deal                                   Section 3.3(a)
     Owned Property                               Section 5.18(a)
     Participating Stockholders                   Section 3.2
     PCBs                                         Section 5.20(k)(1)

     Pension Plans                                Section 5.11(c)(i)
     Permitted Liens                              Section 9.18(a)
     Plans                                        Section 5.11(a)
     Predecessor Subordinated Notes Indebtedness
     Payment                                      Section 3.5(a)(i)
     Proprietary Rights                           Section 5.15
     Purchased Securities                         Section 3.2(a)
     Purchased Securities Purchase Price          Section 3.2
     Real Property                                Section 5.18(b)
     Recapitalization                             Recitals
     Redeemed Securities                          Section 3.4(a)
     Redeeming Stockholders' Representatives      Section 2.1
     Redeeming Stockholder(s)                     Preface
     Redemption Consideration                     Section 3.4(a)
     Redemption Consideration Adjustment          Section 3.8(d)
     Special Provisions                           Section 13.14(a)
     Split Factor                                 Section 3.1
     Stock Split                                  Section 3.1
     Subordinated Notes Indebtedness Payment      Section 3.5(a)(i)
     Tax Return                                   Section 5.10(d)
     Taxes                                        Section 5.10(c)
     Taxing Authority                             Section 5.10(a)
     Working Capital Statement                    Section 3.8(b)

                  ARTICLE II--APPOINTMENT OF REPRESENTATIVES
                              ------------------------------

          Section 2.1  Appointment of Redeeming Stockholders' Representatives.
          -----------  ------------------------------------------------------
By their execution hereof the Redeeming Stockholders hereby make, constitute and appoint Michael S. Bruno, Jr. and David A. Zackrison as their agents and attorneys-in-fact (the "Redeeming Stockholders' Representatives"), acting alone
                        ---------------------------------------
or together, each with full power and authority (including power of substitution), except as otherwise expressly provided in this Agreement, in the name of and for and on behalf of the Redeeming Stockholders, or in each of his own name as Redeeming Stockholders' Representative, to take all actions required or permitted under this Agreement (including giving and receiving all accountings, reports, notices and consents, contesting or compromising claims, making distributions and establishing reserves for potential liabilities) and the signing of the Indemnification and Escrow Agreement. The authority conferred under this Section 2.1 shall be an agency coupled with an interest, and all authority conferred hereby is irrevocable and not subject to termination by the Redeeming Stockholders or any of them, or by operation of law, whether by the death or incapacity of any Redeeming Stockholder, the termination of any trust or estate or the occurrence of any other event. If any Redeeming Stockholder should die or become incapacitated, if any trust or estate should terminate or if any other such event should occur, any action taken by a Redeeming Stockholders' Representative pursuant to this Section 2.1 shall be as valid as if such death or incapacity, termination or other event had not occurred, regardless of whether or not a Redeeming Stockholders' Representative or any other Person shall have received notice of such death, incapacity, termination or other event. Any notice given to a Redeeming Stockholders' Representative pursuant to Section 13.3 shall constitute effective notice to all Redeeming Stockholders, and any other party to this Agreement or any other Person may rely on any notice, consent, election or other communication received from a Redeeming Stockholders' Representative as if such notice, consent, election or other communication had been received from all Redeeming Stockholders. Each Redeeming Stockholder agrees that CII and each New Investor shall be entitled to rely on any action taken by either Redeeming Stockholders' Representative, on behalf of Redeeming Stockholders, pursuant to this Section
2.1 (each, an "Authorized Action"), and that each Authorized Action shall be
               -----------------
binding on each Redeeming Stockholder as fully as if such Redeeming Stockholder had taken such Authorized Action. In addition, Redeeming Stockholders hereby agree that CII and the New Investors have no liability arising out of or in connection with any Redeeming Stockholders' Representative's distribution or failure to distribute any amounts hereunder received by such Redeeming Stockholders' Representative to Redeeming Stockholders.

          Section 2.2  Appointment of New Investors' Representatives.  By their
          -----------  ---------------------------------------------
execution hereof the New Investors hereby make, constitute and appoint CHS as their agent and attorney-in-fact, with full power and authority (including power of substitution), except as otherwise expressly provided in this Agreement, in the name of and for and on behalf of the New Investors, or in its own name as representative for the New Investors, to take all actions required or permitted under this Agreement (including giving and receiving all accountings, reports, notices and consents, contesting or compromising claims, making distributions and establishing reserves for potential liabilities) and the signing of the Indemnification and Escrow Agreement. The authority conferred under this
Section 2.2 shall be an agency coupled with an interest, and all authority conferred hereby is irrevocable and not subject to termination by the New Investors or any of them, or by operation of law, whether by the death or incapacity of any New Investor, the termination of any trust or estate or the occurrence of any other event. If any New Investor should die or become incapacitated, if any trust or estate should terminate or if any other such event should occur, any action taken by CHS pursuant to this Section 2.2 shall be as valid as if such death or incapacity, termination or other event had not occurred, regardless of whether or not CHS or any other Person shall have received notice of such death, incapacity, termination or other event. Any notice given to CHS pursuant to Section 13.3 shall constitute effective notice to all New Investors, and any other party to this Agreement or any other Person may rely on any notice, consent, election or other communication received from CHS as if such notice, consent, election or other communication had been received from all New Investors. Each New Investor agrees that CII and each Redeeming Stockholder shall be entitled to rely on any action taken by CHS, on behalf of New Investors, pursuant to this Section 2.2 (each, a "New Investor
                                                                ------------
Authorized Action"), and that each New Investor Authorized Action shall be
-----------------
binding on each New Investor as fully as if such New Investor had taken such New Investor Authorized Action. In addition, the New Investors hereby agree that CII and the Redeeming Stockholders have no liability arising out of or in connection with CHS' distribution or failure to distribute any amounts hereunder received by CHS to the New Investors.

                       ARTICLE III--THE RECAPITALIZATION
                                    --------------------

          Section 3.1 Stock Split.  Immediately prior to the consummation of
          ------------ -----------
the other transactions set forth below in this Article III, CII will, and the Redeeming Stockholders will cause CII to, file with the Secretary of State of the State of Delaware a certificate of amendment to CII's certificate of incorporation providing for the conversion of each outstanding share of CII Common Stock into a number of shares of CII Common Stock equal to the Split Factor (the "Stock Split").
             -----------

The "Split Factor" means an amount equal to a fraction, (a) the numerator of
     ------------
which is the Estimated Closing Common Value divided by 10, and (b) the denominator of which is 102,000. Unless otherwise indicated, all references in this Agreement to numbers of shares of CII Common Stock assume and shall give effect to the prior completion of the Stock Split. After the Closing, CII shall pay all fees and taxes incurred by reason of the filings provided for in this
Section 3.1 (but such fees and expenses will not be included as accrued expenses in calculating the Net Working Capital Amount).

          Section 3.2 Purchase Transactions.
          ----------- ---------------------

          (a)  Purchase.  On the basis of the representations, warranties,
               --------
covenants and agreements herein and subject to the satisfaction or waiver of the conditions set forth herein and the terms hereof, the Redeeming Stockholders who have numbers other than zero set forth opposite their names under the heading "Shares of Common Stock Retained" on the Schedule of Redeeming Stockholders
                                         ----------------------------------
attached hereto (the "Participating Stockholders") will sell to the New
                      --------------------------
Investors, and the New Investors will purchase from the Participating Stockholders, all shares of CII Common Stock held by the Participating Stockholders (other than (i) the aggregate number of shares of CII Common Stock set forth opposite the Participating Stockholders' names under the heading "Shares of Common Stock Retained" on the Schedule of Redeeming Stockholders
                                         ----------------------------------
attached hereto, and (ii) a number of shares of CII Common Stock equal to 1/10 of the New Preferred Stock Rollover Amount), for a purchase price of $10.00 per share (the "Purchased Securities"). The Purchased Securities will be purchased
            --------------------
by the New Investors pro rata among the New Investors based on the amounts set forth next to each New Investor's name under the heading "Total Purchase Price" on the Schedule of New Investors attached hereto. The aggregate purchase price
       -------------------------
for the Purchased Securities is hereinafter referred to collectively as the "Purchased Securities Purchase Price."
------------------------------------

          (b)  Payment by New Investors.  At the Closing, each New Investor
               ------------------------
shall pay to the account or accounts designated by a Redeeming Stockholders' Representative, by wire transfer of immediately available funds, an amount equal to such New Investor's pro rata share of the Purchased Securities Purchase Price as determined pursuant to Section 3.2(a) above.

          (c)  Delivery of Certificates to New Investors.  At the Closing, the
               -----------------------------------------
Participating Stockholders will deliver to each New Investor stock certificates evidencing the Purchased Securities to be purchased by such New Investor hereunder, registered in such New Investor's name upon payment of such New Investor's share of the Purchased Securities Purchase Price.

          Section 3.3  Investment Transactions.
          -----------  -----------------------

          (a)  Investment.  On the basis of the representations, warranties,
               ----------
covenants and agreements herein and subject to the satisfaction or waiver of the conditions set forth herein and the terms hereof, CII will issue and sell to each New Investor, and each New Investor will purchase from CII, the following securities (the "New Securities"):
                 --------------

               (i) the excess of (A) the number of shares of CII Common Stock set forth opposite such New Investor's name under the heading "Common Stock (Shares)" on the Schedule of New Investors attached hereto over (B) the
                      -------------------------
     number of shares of CII Common

     Stock purchased by such New Investor from the Participating Stockholders pursuant to Section 3.2 above, for a cash purchase price of $10.00 per share; and

               (ii) a junior subordinated promissory note of CII substantially in the form of Exhibit C attached hereto (each, a "Junior Note") in the
                    ---------                           -----------
     principal amount set forth opposite such New Investor's name under the heading "Junior Notes" on the Schedule of New Investors attached hereto for
                                   -------------------------
     a cash purchase price equal to the face amount of such Junior Note.

As further described on the Schedule of New Investors attached hereto, if the
                            -------------------------
financing contemplated by the secured bank facility term sheet to be delivered by the New Investors to a Redeeming Stockholders' Representative on or before August 12, 1997 and then attached hereto as Exhibit D (the "Bank Deal Term
                                            ---------       --------------
Sheet") is obtained on the terms described therein (the "Bank Deal"), the
------                                                         ---------
aggregate consideration payable by the New Investors for the New Securities and the Purchased Securities will be (i) $30,000,000 minus the sum of (A) the Common Stock Rollover Amount and (B) the New Preferred Stock Rollover Amount. If the financing contemplated by the unsecured note offering term sheet to be delivered by the New Investors to a Redeeming Stockholders' Representative on or before August 12, 1997 and then attached hereto as Exhibit E (the "Notes Deal Term
                                            ---------       ---------------
Sheet") is obtained on the terms described therein (the "Notes Deal"), the
-----                                                    ----------
aggregate consideration payable by the New Investors for the New Securities and the Purchased Securities will be (i) $25,000,000 minus the sum of (A) the Common Stock Rollover Amount and (B) the New Preferred Stock Rollover Amount. In either case, the aggregate amount invested at the Closing by the New Investors for the New Securities and the Purchased Securities is hereinafter referred to collectively as the "Investment Purchase Price."
                     -------------------------

          (b)  Payment by New Investors.  At the Closing, each New Investor
               ------------------------
shall pay to the account or accounts designated by CII, by wire transfer of immediately available funds, the excess of (i) the amount set forth opposite such New Investor's name under the heading "Total Purchase Price" on the Schedule of New Investors attached hereto, over (ii) the amount such New
-------------------------
Investor paid to the Participating Stockholders pursuant to Section 3.2 above; provided that the New Investors who are employed by CII or any of its Subsidiaries may pay for up to $500,000 of their New Securities with promissory notes in lieu of cash (as determined by CHS in its sole discretion).

          (c)  Delivery of Certificates to New Investors.  At the Closing, CII
               -----------------------------------------
will deliver to each New Investor (i) stock certificates evidencing the CII Common Stock to be issued to such New Investor hereunder and (ii) the Junior Note to be issued to such New Investor hereunder, registered in such New Investor's name upon payment of such New Investor's share of the Investment Purchase Price.

          Section 3.4  The Redemption and Exchange Transactions.
          -----------  ----------------------------------------

          (a)  Redemption and Exchange.  On the basis of the representations,
               -----------------------
warranties, covenants and agreements herein and subject to the satisfaction or waiver of the conditions set forth herein and the terms hereof, CII will redeem and purchase from, or exchange with, each Redeeming Stockholder, and each Redeeming Stockholder will sell to, or exchange with, CII, the following securities (the "Redeemed Securities"):
                 -------------------

               (i) all shares of CII Preferred Stock held by such Redeeming Stockholder for a purchase price of $50.00 per share plus all dividends which are accrued and unpaid on such share as of the Closing Date;

               (ii) all shares of CII Common Stock held by such Redeeming Stockholder (other than (A) the number of shares of CII Common Stock set forth opposite such Redeeming Stockholder's name under the heading "Shares of Common Stock Retained" on the Schedule of Redeeming Stockholders
                                      ----------------------------------
     attached hereto, (B) the shares of CII Common Stock sold by the Participating Stockholders to the New Investors pursuant to Section 3.2 above, and (C) the shares of CII Common Stock being exchanged for shares of New Preferred Stock pursuant to Section 3.4(a)(iii) below), for a purchase price of $10.00 per share; and

               (iii) with respect to each Participating Stockholder, a number of shares of CII Common Stock equal to 1/10 of the amount set forth opposite such Redeeming Stockholder's name under the heading "New Preferred Stock Rollover Amount" on the Schedule of Redeeming Stockholders attached
                                   ----------------------------------
     hereto, in exchange for a number of shares of New Preferred Stock having an aggregate liquidation value equal to the amount set forth opposite such Participating Stockholder's name under the heading "New Preferred Stock Rollover Amount" on the Schedule of Redeeming Stockholders attached hereto.
                             ----------------------------------

The aggregate consideration payable by CII for the Redeemed Securities (the "Redemption Consideration") will be the sum of (i) an amount of cash equal to
-------------------------
(A) $113,750,000, (B) plus the excess of the Net Working Capital Amount over the Baseline Working Capital Amount or minus the excess of the Baseline Working Capital Amount over the Net Working Capital Amount, (C) less the Indebtedness Payment, (D) less the Kilovac Payment, (E) less the Debt, other than Debt included as part of the Indebtedness Payment or the Kilovac Payment, (F) less the Management Bonus Payment, (G) less the Common Stock Rollover Amount, (H) less the New Preferred Stock Rollover Amount, and (I) less the Purchased Securities Purchase Price, and (ii) shares of New Preferred Stock with an aggregate liquidation preference equal to the New Preferred Stock Rollover Amount. The cash portion of the Redemption Consideration is subject to adjustment as provided in Section 3.8.

          (b)  Estimates of Other Amounts.  Not later than three days before the
               --------------------------
Closing, a Redeeming Stockholders' Representative, subject to CHS' reasonable approval, shall provide CHS with a good faith estimate of the Net Working Capital Amount (the "Estimated Net Working Capital Amount"), the Indebtedness
                     ------------------------------------
Payment, the Kilovac Payment, the Debt, the Management Bonus Payment, and the Preferred Stock Amount.

          (c)  Payment to Redeeming Stockholders.  At the Closing, (i) CII shall
               ---------------------------------
deliver to each Redeeming Stockholder who is a Participating Stockholder stock certificates evidencing the shares of New Preferred Stock to be acquired by such Participating Stockholder having an aggregate liquidation value equal to the amount set forth opposite such Participating Stockholder's name under the heading "New Preferred Stock Rollover Amount" on the Schedule of Redeeming
                                                     ---------------------
Stockholders attached hereto, registered in such Participating Stockholder's
------------
name and (ii) CII shall pay to the account or accounts designated by a Redeeming Stockholders' Representative, by wire transfer of immediately available funds, an amount in cash equal to (A) the Estimated Closing Common Value, plus (B) the Preferred Stock Amount, less (C) the Common Stock Rollover Amount, less (D) the New Preferred Stock Rollover Amount, less (E) the Purchased Securities Purchase Price, and less (F) the Escrow Amount.

          (d)  Escrow Amount.  At the Closing, CII shall deposit $5,000,000 (the
               -------------
"Escrow Amount") with the Escrow Agent pursuant to the terms of the
 -------------
Indemnification and Escrow Agreement.

          (e)  Delivery of Certificates by Redeeming Stockholders.  At the
               --------------------------------------------------
Closing, each Redeeming Stockholder will deliver to CII, free and clear of any liens, options, claims or encumbrances, one or more certificates representing the Redeemed Securities being redeemed from such Redeeming Stockholder, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, and bearing or accompanied by all requisite stock transfer stamps.

          Section 3.5  Indebtedness Payment.
          -----------  --------------------

          (a)  Definitions.  For purposes of this Agreement, the following term
               -----------
shall have the following meaning:

               (i)  "Indebtedness Payment" shall mean an amount equal to, as of
                     --------------------
     the Closing Date, the then outstanding principal of, accrued and unpaid interest on, any prepayment penalties or premiums on, and any other amounts payable (including any success fee) with respect to, (A) all indebtedness of CII and the Subsidiaries under the BOA Loan Agreement (the "Bank
                                                                    ----
     Indebtedness Payment"), (B) all indebtedness of CII and the Subsidiaries
     --------------------
     under the Subordinated Notes (the "Subordinated Notes Indebtedness
                                        -------------------------------
     Payment") and (C) all indebtedness of CII and the Subsidiaries under the
     --------
     Predecessor Subordinated Notes (the "Predecessor Subordinated Notes
                                          ------------------------------
     Indebtedness Payment").  The Indebtedness Payment shall exclude any
     --------------------
     indebtedness relating to the Recapitalization and any other transactions related thereto.


          (b)  Indebtedness Payment.  At the Closing, CII shall (or shall cause
               --------------------
a Subsidiary to) (i) pay to BOA (for the benefit of the financial institutions party to the BOA Loan Agreement), by wire transfer of immediately available funds, an amount in cash equal to the Bank Indebtedness Payment, (ii) pay to an account or accounts designated by a Redeeming Stockholders' Representative (for the benefit of the holders of the Subordinated Notes), by wire transfer of immediately available funds, an amount in cash equal to the Subordinated Notes Indebtedness Payment, and (iii) pay to an account or accounts designated by a Redeeming Stockholders' Representative (for the benefit of the holders of the Predecessor Subordinated Notes), by wire transfer of immediately available funds, an amount in cash equal to the Predecessor Subordinated Notes Indebtedness Payment.

          At the Closing, a Redeeming Stockholders' Representative shall deliver to CII and the New Investors written statements from BOA, the holders of the Subordinated Notes (or their representatives), and the holders of the Predecessor Subordinated Notes (or their representatives), stating the amount due, as of the Closing Date, for the Bank Indebtedness Payment, the

Subordinated Notes Indebtedness Payment, and the Predecessor Subordinated Notes Indebtedness Payment, respectively.

          Section 3.6  Kilovac Payment.  At the Closing, CII shall (or shall
          -----------  ---------------
cause a Subsidiary to) pay to Douglas Campbell as Stockholder Representative of the minority shareholders of Kilovac Corporation, by wire transfer of immediately available funds, an amount in cash equal to the amount due to the minority shareholders of Kilovac Corporation (the "Kilovac Payment").
                                                   ---------------

          Section 3.7  Management Bonus Payment.  At the Closing, CII shall (or
          -----------  ------------------------
shall cause a Subsidiary to) pay to the managers of CII and its Subsidiaries listed on Schedule 5.9, by wire transfer of immediately available funds, an
          ------------
amount in cash equal to the amount set forth on Schedule 5.9 (the "Management
                                                ------------       ----------
Bonus Payment").
-------------

           Section 3.8  Working Capital Adjustment.
           -----------  --------------------------

          (a)  Definitions.  For purposes of this Agreement, the following terms
               -----------
shall have the following meanings:

               (i)  "Final Working Capital Statement" shall mean the Working
                     -------------------------------
     Capital Statement which has become conclusive and binding upon the parties pursuant to Section 3.8(c).

               (ii) "Net Working Capital Amount" shall mean CII's Included
                     --------------------------
     Current Assets (as defined on Schedule 3.8) minus CII's Included Current
                                   ------------
     Liabilities (as defined on Schedule 3.8), calculated on a consolidated
                                ------------
     basis as of the close of business on the day immediately preceding the Closing Date, as finally determined on the Final Working Capital Statement.

          (b)  Working Capital Statement.  Within 60 days following the Closing
               -------------------------
Date, CHS shall prepare (or cause to be prepared), issue and deliver to a Redeeming Stockholders' Representative a statement of the Net Working Capital Amount (the "Working Capital Statement"), and the computation of the Redemption
             -------------------------
Consideration Adjustment, as defined below. The Working Capital Statement shall be prepared as set forth in Schedule 3.8 using the same accounting methods,
                            ------------
policies, practices, principles and procedures (the "Methods"), with consistent
                                                     -------
classifications, judgments and valuation and estimation methodologies (the

"Methodologies"), that were used in the preparation of the December 31 Balance
--------------
Sheet (as defined in Section 5.7), except as otherwise provided on Schedule 3.8.
                     -----------                                   ------------

          (c)  Dispute Procedures.  The Working Capital Statement delivered by
               ------------------
CHS to a Redeeming Stockholders' Representative and the computation of the Net Working Capital Amount and the Redemption Consideration Adjustment indicated thereon shall be conclusive and binding upon the parties unless a Redeeming Stockholders' Representative, within 30 days after delivery to a Redeeming Stockholder's Representative of the Working Capital Statement, notify CHS in writing that a Redeeming Stockholder's Representative disputes any of the amounts set forth therein, specifying the nature of the dispute and the basis therefor. The parties shall in good faith attempt to resolve any dispute, in which event the Working Capital Statement and the computation of the

Net Working Capital Amount and the Redemption Consideration Adjustment, as amended to the extent necessary to reflect the resolution of the dispute, shall be conclusive and binding on the parties. If the parties do not reach agreement resolving the dispute within 10 days after notice is given by a Redeeming Stockholder's Representative to CHS pursuant to the second preceding sentence, the parties shall submit the dispute to a partner at the accounting firm of Price Waterhouse & Co. or if no partner of such firm will act, to a partner at such other nationally recognized independent accounting firm mutually agreeable to the parties, which shall not have a material relationship with any Redeeming Stockholders' Representative or CHS or any of their respective Affiliates within two years preceding the appointment (the "Arbiter"), for resolution. If the
                                          -------
parties cannot agree on the selection of a partner at an independent accounting firm to act as Arbiter, the parties shall request the American Arbitration Association to appoint such a partner, and such appointment shall be conclusive and binding on the parties. Promptly, but no later than 20 days after its acceptance of his or her appointment as Arbiter, the Arbiter shall determine, based solely on presentations by a Redeeming Stockholder's Representative and CHS, and not by independent review, only those issues in dispute and shall render a report as to the dispute and the resulting computation of the Net Working Capital Amount and the Redemption Consideration Adjustment, if any, which shall be conclusive and binding upon the parties. All proceedings conducted by the Arbiter shall take place in the City of New York. In resolving any disputed item, the Arbiter (x) shall be bound by the provisions of Section 3.8(b) and Schedule 3.8 and (y) may not assign a value to any item greater than
           ------------
the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. The fees, costs and expenses of the Arbiter (i) shall be borne by a Redeeming Stockholder's Representative in the proportion that the aggregate dollar amount of such disputed items so submitted that are unsuccessfully disputed by a Redeeming Stockholder's Representative (as finally determined by the Arbiter) bears to the aggregate dollar amount of such items so submitted and (ii) shall be borne by CII in the proportion that the aggregate dollar amount of such disputed items so submitted that are successfully disputed by a Redeeming Stockholder's Representative (as finally determined by the Arbiter) bears to the aggregate dollar amount of such items so submitted. Whether any dispute is resolved by agreement among the parties or by the Arbiter, changes to the Working Capital Statement shall be made hereunder only for items as to which a Redeeming Stockholder's Representative has taken exception as provided herein.

          (d)  Redemption Consideration Adjustment.  The difference, if any,
               -----------------------------------
between the Net Working Capital Amount and the Estimated Net Working Capital Amount, whether a positive or a negative number, is herein referred to as the "Redemption Consideration Adjustment." If the Net Working Capital Amount
 -----------------------------------
exceeds the Estimated Net Working Capital Amount, the dollar amount of the Redemption Consideration Adjustment shall be paid by CII to a Redeeming Stockholder's Representative in accordance with the provisions of Section 3.8(e). If the Net Working Capital Amount is less than the Estimated Net Working Capital Amount, the dollar amount of the Redemption Consideration Adjustment shall be paid by a Redeeming Stockholder's Representative to CII in accordance with the provisions of Section 3.8(e). To the extent the Redemption Consideration is adjusted pursuant to Section 3.8, such adjustment will be allocated on a dollar basis among the Redeeming Stockholders based on the number of shares of CII Common Stock held by each Redeeming Stockholder as of immediately prior to the Closing (rather than based on the number of shares of CII Common Stock being redeemed from each Redeeming Stockholder at the Closing).

          (e)  Payment.  Any amount payable as Redemption Consideration
               -------
Adjustment shall be paid by wire transfer of immediately available funds to an account designated in writing by a Redeeming Stockholders' Representative or CII, as the case may be. Such payment shall be made on the third business day following (i) the last day on which a Redeeming Stockholder's Representative may, pursuant to the first sentence of Section 3.8(c), notify CHS that it disputes any of the amounts set forth in the Working Capital Statement, if a Redeeming Stockholder's Representative shall not notify CHS of any dispute, or such earlier date as a Redeeming Stockholder's Representative shall advise CHS of the absence of any dispute, or (ii) the date mutual agreement is reached as to the amount of the Redemption Consideration Adjustment, if any, in the event of a dispute that is settled by the parties without resort to the Arbiter, or
(iii) the date of receipt of the report of the Arbiter in the event of a dispute which is settled by the Arbiter, as applicable.

          (f)  Access.  Each party shall provide the other party and their
               ------
accountants full access to all relevant books and records and to employees of CII and its Subsidiaries to the extent necessary for CHS to prepare (or cause to be prepared) and a Redeeming Stockholder's Representative to review the Working Capital Statement and in connection with any dispute or compromise with respect to the Working Capital Statement.

          Section 3.9  Closing.  The closing of the transactions contemplated
          -----------  -------
hereby (the "Closing") shall take place at the offices of Kirkland & Ellis,
             -------
Chicago, Illinois no later than September 30, 1997 or earlier at CHS' election (the "Closing Date"); provided, however, that if any of the conditions set forth
      ------------
in Article IX and Article X hereof have not been waived or met by September 30, 1997 then either CHS or a Redeeming Stockholders' Representative shall be entitled to postpone the Closing Date by written notice to the other party until three (3) business days after such condition or conditions have been met or waived. The Closing date shall not be later than September 30, 1997, unless mutually agreed upon by CHS and a Redeeming Stockholders' Representative.

          Section 3.10  Deliveries by Participating Stockholders to New
          ------------  -----------------------------------------------
Investors.  At the Closing, the Participating Stockholders shall deliver the
---------
following items to the New Investors and other designated parties, as applicable:

          (a) Certificates representing the Purchased Securities, duly endorsed or accompanied by stock powers duly executed in blank (with signatures guaranteed by any national bank or trust company) and otherwise in form acceptable for transfer on the books of CII, with all requisite stock transfer tax stamps attached; and

          (b) All other previously undelivered items required to be delivered by the Participating Stockholders to the New Investors at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith unless waived in writing by CHS.

          Section 3.11  Deliveries by Redeeming Stockholders to CII.  At the
          ------------  -------------------------------------------
Closing, the Redeeming Stockholders shall deliver the following items to CII and other designated parties, as applicable:

          (a) Certificates representing the Redeemed Securities, duly endorsed or accompanied by stock powers duly executed in blank (with signatures guaranteed by any national bank or trust company) and otherwise in form acceptable for transfer on the books of CII, with all requisite stock transfer tax stamps attached;

          (b) The Indemnification and Escrow Agreement referred to in Section 4.1, duly executed on behalf of the Redeeming Stockholders by a Redeeming Stockholders' Representative; and

          (c) All other previously undelivered items required to be delivered by the Redeeming Stockholders at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith unless waived in writing by CHS.

          Section 3.12  Deliveries by CII to New Investors.  At the Closing,
          ------------  ----------------------------------
CII shall deliver the following items to CHS and other designated parties, as applicable:

          (a) The stock certificates and Junior Notes representing the New Securities described in Section 3.3(c).

          (b) The stock books, stock ledgers, minute books and corporate seal of CII and its Subsidiaries and the stock certificates of CII's Subsidiaries;

          (c) Certificates from appropriate authorities, dated as of or about the Closing Date, as to the good standing, qualification to do business of, and payment of taxes by CII and its Subsidiaries in each jurisdiction where they are so qualified;

          (d)  The certificates referred to in Sections 9.1 and 9.2;

          (e) The resignation of each director and officer of CII and its Subsidiaries, as requested by CHS;

          (f) Evidence of termination of (i) CII's management fee agreements with Stonebridge Partners Management, L.P. and (ii) the subscription agreements entered into between CII and each of the Redeeming Stockholders (other than CII Associates, L.P.); and

          (g) All other previously undelivered items required to be delivered by CII to the New Investors at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith unless waived in writing by CHS.

          Section 3.13  Deliveries by CII to Redeeming Stockholders.  At the
          ------------  -------------------------------------------
Closing, CII shall deliver the following items to the Redeeming Stockholders, the Escrow Agent and other designated parties, as applicable:

          (a) Immediately available funds to make the payments as required in Sections 3.4(c), 3.4(d), 3.5(b), 3.6 and 3.7;

          (b) The shares of New Preferred Stock described in Section 3.4(c);

          (c) The Indemnification and Escrow Agreement referred to in Section 4.1, duly executed by CII; and

          (d) All other previously undelivered items required to be delivered by CII to the Redeeming Stockholders at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith unless waived in writing by a Redeeming Stockholders' Representative.

           Section 3.14  Deliveries by New Investors to CII.  At the Closing,
          -------------  ----------------------------------
each New Investor shall deliver the following items to CII and other designated parties, as applicable:

          (a) Immediately available funds to make the payment as required in
Section 3.3(b); subject to the proviso regarding promissory notes contained in such Section; and

          (b) All other previously undelivered items required to be delivered by such New Investor to CII at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith unless waived in writing by CII.

          Section 3.15  Deliveries by New Investors to Participating
          ------------  --------------------------------------------
Stockholders.  At the Closing, each New Investor shall deliver the following
------------
items to the Participating Stockholders and other designated parties, as applicable:

          (a) Immediately available funds to make the payment as required in
Section 3.2(b); and

          (b) All other previously undelivered items required to be delivered by such New Investor to the Participating Stockholders at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith unless waived in writing by a Redeeming Stockholders' Representative.

                       ARTICLE IV--ADDITIONAL AGREEMENTS
                                   ---------------------

          Section 4.1  Indemnification and Escrow Agreement.  At the Closing, a
          -----------  ------------------------------------
Redeeming Stockholders' Representative (acting on behalf of the Redeeming Stockholders), CII, CHS (acting on behalf of the New Investors) and the Escrow Agent will enter into the Indemnification and Escrow Agreement, pursuant to which CII shall deliver the Escrow Amount to the Escrow Agent, to be held in escrow as provided in the Indemnification and Escrow Agreement.

           ARTICLE V--REPRESENTATIONS AND WARRANTIES OF CII
                      -------------------------------------

          CII hereby represents and warrants, as to itself and its Subsidiaries, to the New Investors as follows, and the New Investors in agreeing to consummate the transactions contemplated by this Agreement have relied upon such representations and warranties, that:

          Section 5.1  Corporate Organization.
          -----------  ----------------------

          (a) CII is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority (corporate and other) to own, lease and operate its properties and to carry on its business as now being conducted.

          (b) Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and each has the requisite power and authority (corporate and other) to own, lease and operate its properties and to carry on its business as now being conducted.
Each Subsidiary is qualified as a foreign jurisdiction and is in good standing in each jurisdiction listed on Schedule 5.1 and there are no other jurisdictions
                               ------------
in which the failure to be qualified or licensed as a foreign corporation could have an adverse effect on CII or such Subsidiary.

          (c) The copies of the certificate of incorporation and all amendments thereto of CII and each Subsidiary as certified by the appropriate authorities of its jurisdiction of incorporation, and the by-laws, as amended to date, of CII and each Subsidiary, as certified by its secretary, which have heretofore been delivered to CHS, are true, complete and correct copies of the certificate of incorporation and by-laws of CII and such Subsidiary, as amended and in effect on the date hereof, and will be true, complete and correct as of the Closing Date.

          (d) The minute books and records of CII and each Subsidiary, copies of which have been delivered to CHS prior to the date hereof, are the original minute books and records of CII and such Subsidiary; contain all proceedings of CII's stockholders, the Board of Directors and any committees thereof with respect to CII and such Subsidiary; and are true, correct and complete in all material respects; and there have been no changes, alterations or additions thereto which have not been furnished to counsel for CHS prior to the date hereof.

          Section 5.2  Valid and Binding Agreements.  CII has the full right,
          -----------  ----------------------------
capacity and power to enter into this Agreement. All necessary action on the part of CII has been taken to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by CII, and constitutes valid and binding obligations, enforceable against CII, in accordance with its terms, subject to bankruptcy, insolvency, reorganization or similar laws relating to creditors' rights generally.

           Section 5.3  No Violation.  Neither the execution and delivery of
           -----------  ------------
this Agreement nor the consummation of the transactions contemplated hereby nor compliance by CII with any of the provisions hereof will (i) violate or conflict with any provision of the certificate of incorporation or by-laws of CII, or any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to CII or its Subsidiaries, or (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon the Stock or any of the properties or assets of CII or its Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation of CII or its Subsidiaries.

          Section 5.4  Consents and Approvals.  Except for consents, approvals
          -----------  ----------------------
or authorizations which, if not received, or declarations, filings or registrations which, if not made, could not have a material adverse effect on the business, condition or operations of CII or any Subsidiary (a "Material
                                                                   --------
Adverse Effect"), no permit, consent, approval or authorization of, or
--------------
declaration, filing or registration with, any governmental or regulatory authority (including any filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) or third party is required to be made or obtained by CII or its Subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except for such approvals as will be obtained by the Closing.

          Section 5.5  Capitalization.
          -----------  --------------

          (a) The authorized capital stock of CII consists of (i) 200,000 shares of CII Common Stock, of which 102,000 shares are issued and outstanding and (ii) 100,000 shares of CII Preferred Stock, of which 80,000 shares are issued and outstanding. The issued and outstanding Stock is duly authorized, validly issued, fully paid and nonassessable, and none of the issued and outstanding shares of Stock were issued in violation of the preemptive rights of any present or former stockholder of CII.

          (b) Except as set forth in Section 5.5(a) or Schedule 5.5, (i) there
                                                       ------------
are no shares of capital stock or other equity securities (as the term "equity security" is defined in the Securities Exchange Act of 1934, as amended) of CII or its Subsidiaries outstanding, (ii) there are no outstanding subscriptions, options, warrants or rights (contingent or otherwise) to purchase or acquire any equity securities of CII or its Subsidiaries, (iii) no equity securities of CII or its Subsidiaries are reserved for issuance for any purpose, and (iv) there are no contracts, commitments, agreements, understandings, arrangements or restrictions to which CII or its Subsidiaries are a party or by which CII or its Subsidiaries are bound relating to any shares of the capital stock or other equity securities of CII or its Subsidiaries (including the Stock), whether or not outstanding.

          Section 5.6  Subsidiaries and Affiliates.
          -----------  ---------------------------

          (a) Except as set forth on Schedule 5.6, neither CII nor its
                                     ------------
Subsidiaries owns any capital stock or other equity securities of any other corporation and has no other type of interest (whether ownership or other) in any other corporation, partnership, joint venture or other business organization or entity. The interests of CII and its Subsidiaries in any Person as set forth on Schedule 5.6 are owned by CII or such Subsidiary free and clear of all liens,
   ------------
options, claims or encumbrances (including without limitation, rights of first refusal or similar rights) with respect to the ownership thereof. Neither CII nor its Subsidiaries is subject to any obligation or requirement to provide funds for, or to make any investment (in the form of a loan, capital contribution or otherwise) to or in, any Person, except as set forth on Schedule
                                                                        --------
5.6.
---

          (b) Except as set forth on Schedule 5.6, none of the Redeeming
                                     ------------
Stockholders or any of their Affiliates have any direct or indirect interest in any Person that competes with, conducts any business similar to, has any agreement or arrangement with or is involved in any way with, the business conducted by CII or any of its Subsidiaries. None of such Redeeming Stockholders nor any of their Affiliates have any direct or indirect interest in any property used by, or relating to, the business of CII or its Subsidiaries, except by virtue of ownership of the Stock.

          Section 5.7  Financial Statements.  The audited consolidated financial
          -----------  --------------------
statements of CII and its Subsidiaries for each of the two (2) years ended December 31, 1995 and 1996, attached as Schedule 5.7 hereto (the "CII Financial
                                        ------------              -------------
Statements") present fairly, in all material respects, the consolidated
----------
financial position, results of operations and cash flows of CII and its Subsidiaries, as of the statement dates and for the periods indicated, in accordance with GAAP consistently applied among the periods indicated, except as set forth in the footnotes thereto and Schedule 5.7 hereto. The audited
                                       ------------
consolidated balance sheet as of December 31, 1996 included in the CII Financial Statements is referred to as the "December 31 Balance Sheet." Except as set
                                  -------------------------
forth on Schedule 5.7A, the unaudited interim consolidated financial statements
         -------------
of CII and its Subsidiaries for the six (6) months ended June 30, 1997, attached as Schedule 5.7A hereto (the "CII Interim Financial Statements") (i) present
   -------------              --------------------------------
fairly, in all material respects, the consolidated financial position, results of operations and cash flows of CII and its Subsidiaries, as of the statement date and for the period indicated, subject to normal year-end adjustments and except that such interim financial statements do not contain footnotes, and (ii) have been prepared in accordance with CII's and its Subsidiaries' customary procedures for the preparation of interim financial statements.

          Section 5.8  Absence of Undisclosed Liabilities.  Except as set forth
          -----------  ----------------------------------
on Schedule 5.8 or otherwise disclosed pursuant to this Agreement or the
   ------------
Schedules hereto, neither CII nor its Subsidiaries has any liability or obligation of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise and whether due or to become due and regardless of when asserted), including any guaranty with respect to any obligation, except
(a) such liabilities or obligations as are reflected in or reserved against in the balance sheet which is a part of the CII Interim Financial Statements (the "Balance Sheet") or in the Working Capital Statement, (b) obligations under
--------------
executory contracts and (c) such liabilities or obligations as have been incurred in the ordinary course of business, consistent with past practice (none of which is a liability resulting from breach of contract, tort, infringement, claim or lawsuit except as reserved against in the Balance Sheet or the Working Capital Statement) since March 31, 1997.

          Section 5.9  Interim Operations and Absence of Certain Changes.  Since
          -----------  -------------------------------------------------
January 1, 1997, except as set forth on Schedule 5.9, CII and its Subsidiaries
                                        ------------
have conducted their business in the ordinary course and consistent with past practice, and neither CII nor its Subsidiaries:

          (a) incurred any indebtedness or other liabilities (whether absolute, accrued, contingent or otherwise) or guaranteed any such indebtedness, except in the usual and ordinary course of its business, consistent with past practice;

          (b) suffered any damage, destruction or loss of tangible assets, whether or not covered by insurance, in excess of $50,000;

          (c) suffered any change in its financial condition, assets, liabilities or business or suffered any other event or condition of any character which individually or in the aggregate had or has a Material Adverse Effect on CII or any of its Subsidiaries;

          (d) paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) except in each case in the ordinary course of business;

          (e) canceled any debts or waived any claims or rights of substantial value, except in each case in the ordinary course of business;

          (f) pledged or permitted the imposition of any lien on or sold, assigned, transferred or otherwise disposed of any of its tangible assets, except the sale of inventory in the ordinary course of business;

          (g) sold, assigned or otherwise transferred any patents, trademarks, trade names, copyrights, licenses or other intangible assets;

          (h) made any change in any method of accounting or accounting principle or practice;

          (i) granted any general increase in the compensation payable or to become payable to its officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any special increase in the compensation payable or to become payable to any officer or employee, except for (i) normal merit and cost of living increases in the ordinary course of business and in accordance with past practice, (ii) increases pursuant to collective bargaining agreement and (iii) bonus agreements for certain members of management set forth on Schedule 5.9;
                                               ------------

          (j) declared, paid or set aside for payment any dividend or other distribution on any shares of its capital stock;

          (k) made any loans which in the aggregate exceed $5,000 to any employee or made any loans to any stockholder, officer or director;

          (l) made capital expenditures or commitments for same in excess of $1,500,000 in the aggregate;

          (m) sold, leased, transferred or assigned any of its tangible assets in excess of $50,000 in the aggregate, other than inventory in the ordinary course of business, consistent with past practice;

          (n) accelerated, terminated, modified or canceled any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses), other than in the ordinary course of business, consistent with past practice;

          (o) failed to make, or delayed in making, any item of capital expenditure (or series of items of related capital expenditures) budgeted for and approved, other than in the ordinary course of business, consistent with past practice;

          (p) canceled, compromised, waived or released any right or claim (or series of related rights and claims), other than in the ordinary course of business, consistent with past practice;

          (q) issued, sold or otherwise disposed of any of its capital stock, or granted any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock other than in connection with this Agreement; or

          (r) agreed, whether in writing or otherwise, to take any action described in this Section 5.9.

            Section 5.10  Taxes.
            ------------  -----

          (a) CII and each Subsidiary has timely filed with each appropriate federal, state, local and foreign governmental entity or other authority (individually or collectively, "Taxing Authority") all Tax Returns for the past
                                ----------------
five (5) years required to be filed and has timely paid in full all Taxes, as defined in Section 5.10(c), if any, shown to be due on such Tax Returns, or otherwise has accrued for on its books and records or paid all other Taxes due, and at the Closing Date shall have paid or accrued on its books and records for all Taxes allocable to periods or portions thereof ending on or prior to the Closing Date (whether or not shown on any Tax Return). All Tax Returns filed by CII or its Subsidiaries are true, correct and complete in all material respects and no other Taxes for the periods covered by such Tax Returns are required to be paid that have not been reserved on the books of CII or its Subsidiaries. There are no liens for Taxes upon CII or its Subsidiaries or their assets except liens for current Taxes not yet due, except if contested in good faith and reserved. CII has made available to the New Investors for inspection correct and complete copies of all federal and state income Tax Returns, examination reports by any Taxing Authority, and any statements of deficiencies assessed against or agreed by CII or its Subsidiaries for all taxable periods ending after December 31, 1994.

          Except as set forth on Schedule 5.10, there has not been within the
                                 -------------
past three (3) years an examination or notice of potential examination of the Tax Returns of CII or its Subsidiaries by any Taxing Authority, and neither CII nor its Subsidiaries has granted within the past three (3) years any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Taxes.

          (b) All Taxes with respect to CII or its Subsidiaries that are required to be withheld or collected have been duly withheld or collected and, to the extent required, have been paid to the proper governmental authorities or properly deposited as required by applicable laws.

          (c)  As used in this Agreement, "Tax" means any of the Taxes and
                                           ---
"Taxes" means, with respect to CII or its Subsidiaries, all income taxes
 -----
(including any tax on or based upon net income, or gross income, or income as specially defined, or earnings, or profits, or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profit taxes, alternative or add-on minimum taxes, custom duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Taxing Authority on CII or its Subsidiaries.

          (d)  As used in this Agreement, "Tax Return" is defined as any return,
                                           ----------
report, information return or other document {including any related or supporting information) filed or required to be filed with any Taxing Authority or other authority in connection with the determination, assessment or collection of any Tax paid or payable by CII or its Subsidiaries or the administration of any laws, regulations or administrative requirements relating to any such Tax.

          (e) No property owned by CII or any Subsidiary is property that either CII or any such Subsidiary is or will be required to treat as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, or is "tax-exempt use property" as defined in Section 168(h) of the Code.

          (f) Neither CII nor its Subsidiaries is and during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code has not been a United States real property holding corporation as defined in Section 897(c)(2) of the Code.

          (g)  Except as set forth on Schedule 5.10, neither CII nor its
                                      -------------
Subsidiaries is now nor has ever been a party to any agreement, contract, arrangement or plan that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

          (h)  Neither CII nor its Subsidiaries has filed a consent pursuant to
Section 341(f) of the Code nor has CII or its Subsidiaries agreed to have
Section 341(f)(2) of the Code apply to any disposition of a section (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by CII or any Subsidiary.

          (i)  Except as provided on Schedule 5.10, neither CII nor its
                                     -------------
Subsidiaries is an obligor on and none of their respective assets has been financed directly or indirectly by any tax-exempt bonds.

          (j)  Except as provided on Schedule 5.10, neither CII nor its
                                     -------------
Subsidiaries has executed or entered into a closing agreement pursuant to
Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law that relates to the assets or operations of CII or such Subsidiaries.

          (k)  Except as provided on Schedule 5.10, neither CII nor its
                                     -------------
Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) any change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) any deferred intercompany gain or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision or administrative rule of federal, state, local or foreign income tax law) arising prior to the Closing Date, or (iii) any installment sale made prior to the Closing Date.

           Section 5.11  Employee Benefit Plans.
           ------------  ----------------------

          (a)  Schedule 5.11 is a true and complete list of all annuity, bonus,
               -------------
cafeteria, stock option, stock purchase, profit sharing, savings, pension, retirement, incentive, group insurance, disability, employee welfare, prepaid legal, nonqualified deferred compensation including without limitation, excess benefit plans, top-hat plans, deferred bonuses, rabbi trusts, secular trusts, nonqualified annuity contracts, insurance arrangements, nonqualified stock options, phantom stock plans, or golden parachute payments, or other similar fringe benefit plans, and all other employee benefit funds or programs (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA")), covering employees, former employees or directors of CII or its
       -----
Subsidiaries (the "Plans").  Except as set forth on Schedule 5.11, CII and its
                   -----                            -------------
Subsidiaries are not a party to any employee agreement, understanding, plan, policy, procedure, pattern or practice, or other arrangement, whether written or oral, which provides compensation or fringe benefits to its employees, and CII and its Subsidiaries are in material compliance with their obligations under all such Plans. Except for changes required by applicable law, there are no negotiations, demands, commitments or proposals that are pending or that have been made that concern matters now covered, or that would be covered by the type of agreements described on Schedule 5.11 or this paragraph.
                           -------------

          (b)  With respect to each Plan listed on Schedule 5.11, true and
                                                  -------------
complete copies of (i) all Plan documents (including all amendments and modifications thereof), and related agreements including without limitation, the trust agreement and amendments thereto, insurance contracts and investment management agreements; (ii) the last three filed Form 5500 annual reports and Schedules A, B, C, P and/or SSA, as applicable, and Forms PBGC-1, if any; (iii) summary plan descriptions; (iv) summary of material modifications, if any; (v) the most recent auditor's report, and copies of any and all tax qualification correspondence including without limitation, private letter rulings, applications for determination and determination letters issued with respect to the Plans; and (vi) the most recent annual and periodic accounting of related Plan assets, have also been made available to the New Investors.

          (c)  With respect to the Plans listed on Schedule 5.11:
                                                   -------------

               (i) The Plans have been and are in compliance with all applicable laws, including ERISA and the Code, and each of the employee pension benefit plans, within the meaning of Section 3(2) of ERISA (the "Pension
                                                                      -------
     Plans"), which are intended to be qualified under Section 401(a) of the
     -----
     Code have received a favorable determination letter from the IRS or a request for such determination has been timely filed with the IRS (and to the Knowledge of CII, nothing has occurred to cause the IRS to revoke such determination and the IRS has not indicated any disapproval of any request for such a determination);

               (ii) Each Plan has been operated in accordance with its terms and applicable law and all required filings that are due prior to the date hereof, including without limitation, the Form 5500 annual reports, for all Plans have been timely made;

               (iii) No prohibited transactions, as defined by Section 406 of ERISA or Section 4975 of the Code, have occurred with respect to any of the Plans other than as covered by an exemption;

               (iv) Neither CII nor its Subsidiaries has engaged in any transaction in connection with which CII or such Subsidiary could be subjected to a criminal or civil penalty under ERISA, the Code or other applicable law;

               (v) None of the Plans, nor any trust which serves as a funding medium for any of such Plans, nor any issue relating thereto is currently under examination by or pending before the IRS, the Department of Labor, the PBGC or any court, other than applications for determinations pending before the IRS;

               (vi)   Except as set forth on Schedule 5.11, none of the Pension
                                             -------------
     Plans is a defined benefit plan within the meaning of Section 3(35) of ERISA or Section 414(j) of the Code;

               (vii)  Except as set forth on Schedule 5.11, none of the Plans is
                                             -------------
     a "multiemployer plan" as that term is defined in Section 3(37) of ERISA or
     Section 411(f) of the Code, nor a plan maintained by more than one employer (hereinafter referred to as a "multiple employer plan"), nor a single employer plan under a multiple controlled group within the meaning of
     Section 4063 of ERISA, and neither CII nor any entity required to be aggregated with CII under Section 414(b), (c), (m), or (o) of the Code has incurred any liability under Title IV of ERISA, including any withdrawal liability with respect to any single employer plan, multiemployer or multiple employer plan, which liability could constitute a liability of any New Investor;

               (viii) Except as set forth on Schedule 5.11, no benefit claims
                                             -------------
     (except those submitted in the ordinary course of administration of such Plan) are currently pending against any Plan;

               (ix)   Except as set forth on Schedule 5.11, no Plan provides for
                                             -------------
     retiree medical or retiree life insurance benefits for former employees of CII or its Subsidiaries (other than as required under Section 4980B of the Code); and

               (x) No Pension Plan has been terminated by CII or its Subsidiaries.

          (d) There have been no failures to comply with the continuation coverage provisions required by Sections 601-608 of ERISA and Section 4980B of the Code under any Plan.

          (e) There are no employee benefit plans which cover employees of CII or its Subsidiaries which are required to comply with the provisions of any foreign law.

          (f) An appropriate third party has valued each share of Kilovac Corporation common stock held by the Kilovac Corporation Employee Stock Bonus Plan ("ESBP") and has delivered a fairness opinion to the trustee of the ESBP.
       ----
The ESBP has been maintained and administered (including, but not limited to, the sale of shares of Kilovac Corporation common stock to CII or a Subsidiary) in accordance with all applicable laws, including without limitation, the Code, ERISA and state and federal securities laws and the terms of the ESBP and the trust established thereunder.

          Section 5.12  Compliance with Law, etc.  CII and its Subsidiaries
          ------------  -------------------------
have been, are and on the Closing Date will continue to be in compliance with all applicable laws, rules, regulations, orders, ordinances, judgments and decrees of all governmental authorities.

          Section 5.13  Litigation; Claims.  Schedule 5.13 hereto contains a
          ------------  ------------------   -------------
complete and accurate list of (a) all claims, actions, suits, proceedings or investigations pending or (to the knowledge of CII after due investigation) threatened by or against CII or its Subsidiaries, and (a) all judgments, decrees, arbitration awards, agreements or orders binding upon CII or its Subsidiaries. Except as set forth on Schedule 5.13, no material claims,
                                     -------------
including without limitation, product liability claims, have been asserted against CII or its Subsidiaries during the past three (3) years and neither CII nor its Subsidiaries is aware or has any reason to be aware of any basis for any material action, proceeding or investigation involving CII or its Subsidiaries, other than as set forth on Schedule 5.13.
                           -------------

          Section 5.14  Contracts and Commitments.  Except as contemplated by
          ------------  -------------------------
this Agreement or as set forth on the attached Schedule 5.14, neither CII nor
                                               -------------
any Subsidiary is a party to or bound by any written or oral:

          (a) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan or arrangement, or any collective bargaining agreement or any other contract with any labor union, or severance agreements, programs, policies or arrangements;

          (b) contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis providing annual compensation in excess of $100,000 or contract relating to loans to officers, directors or affiliates;

          (c) contract under which CII or any Subsidiary has advanced or loaned any other Person amounts in the aggregate exceeding $50,000;

          (d) agreement or indenture relating to borrowed money or other indebtedness or the mortgaging, pledging or otherwise placing a lien on any material asset or material group of assets of CII and its Subsidiaries;

          (e) guarantee of any obligation (other than by CII of a Subsidiary's debts or a guarantee by a Subsidiary of CII's debts or another Subsidiary's debts);

          (f) lease or agreement under which CII or any Subsidiary is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $50,000;

          (g) lease or agreement under which CII or any Subsidiary is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by CII or any Subsidiary;

          (h) contract or group of related contracts, excluding all purchase orders, with the same party or group of affiliated parties the performance of which involves consideration in excess of $50,000;

          (i) assignment, license, indemnification or agreement with respect to any intangible property (including, without limitation, any material intellectual property), excluding purchase orders;

          (j) warranty agreement with respect to its services rendered or its products sold or leased;

          (k)  sales, distribution or franchise agreement;

          (l) contract, agreement or other arrangement with any officer, director, stockholder, employee or affiliate, or any affiliate of any officer, director, stockholder or employee;

          (m) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world;

          (n) agreement with a term of more than six months which is not terminable by CII or any Subsidiary upon less than 30 days notice without penalty; or

          (o) any other agreement which is material to its operations and business prospects or involves a consideration in excess of $50,000 annually.

          All of the contracts, agreements and instruments set forth on the
Schedule 5.14 are valid, binding and enforceable in accordance with their
-------------
respective terms in all material respects. CII and each Subsidiary have materially performed all obligations required to be performed by them and are not in material default under or in material breach of nor in receipt of any claim of material default or breach under any contract, agreement or instrument to which CII or any Subsidiary is subject; no event has occurred which with the passage of time or the giving of notice or both would result in a material default, breach or event of noncompliance by CII or any Subsidiary under any contract, agreement or instrument to which CII or any Subsidiary is subject; neither CII nor any Subsidiary has Knowledge of any breach or anticipated breach by the other parties to any contract, agreement, instrument or commitment to which it is a party; and neither CII nor any Subsidiary is a party to any materially adverse contract or commitment.

          The New Investors have been given access to a true and correct copy of each of the written instruments, plans, contracts and agreements and an accurate description of each of the oral arrangements, contracts and agreements which are referred to on the Schedule 5.14, together with all amendments, waivers or other
                   -------------
changes thereto.

          Section 5.15  Intellectual Property Rights.  Schedule 5.15 contains a
          ------------  ----------------------------   -------------
correct and complete list of the following assets and related matters: (a) all trademarks, service marks, trade names, patents, copyrights, royalty rights, logos, applications therefor and registrations thereof owned or used (pursuant to license agreements or otherwise) by CII or its Subsidiaries (collectively, the "Proprietary Rights"), and in the case of any such Proprietary Rights that
     ------------------
are so owned, the jurisdictions in or by which such assets or any of them have been registered, filed or issued and (b) all contracts, agreements or understandings pursuant to which CII or its Subsidiaries has authorized any Person to use any of the Proprietary Rights as so owned. CII and each Subsidiary own or possess all Proprietary Rights that are required to conduct their businesses as now conducted without conflict with the rights of others. Except as set forth on Schedule 5.15, CII or its Subsidiaries have the exclusive right
                -------------
to use the Proprietary Rights (including applications for any of the foregoing) and all patent disclosures and inventions, trade dress, corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, copyrightable works, mask works and registrations and applications for registration thereof, computer software, data, data bases and documentation thereof, trade secrets and other confidential information know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information used in connection with their businesses, and the consummation of the transactions contemplated hereby will not alter or impair any such rights; and no claims have been asserted by any Person to the use of any of the foregoing, or challenging or questioning the validity or effectiveness of any such license or agreement, and there is no basis for any such claim. To the Knowledge of CII after due investigation, neither CII, its Subsidiaries, nor any of their representatives or agents have committed any inequitable conduct or fraud that may affect the validity or enforceability of the Proprietary Rights.

          Section 5.16  Liens.  Except as set forth on Schedule 5.16, none of
          ------------  -----                          -------------
the properties or assets, whether real, personal or mixed, or tangible or intangible, owned or leased by CII or its Subsidiaries is subject to any mortgage, lien, encumbrance, pledge, restriction, conditional sale, or other security interest, except for (a) liens for taxes and assessments or governmental charges or levies not at the time due (so long as accrued on CII's books and records) or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings; and (b) liens in respect of pledges or deposits under workmen's compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers' and materialmen's and similar liens, if the obligations secured by such liens are not then delinquent or are being contested in good faith by appropriate proceedings.

          Section 5.17  Insurance.  All insurance policies and fidelity bonds
          ------------  ---------
relating to the assets of CII and its Subsidiaries, including summary descriptions and the termination dates thereof, are set forth on Schedule 5.17.
                                                                 -------------
Except as set forth on Schedule 5.17, neither CII nor any Subsidiary has had
                       -------------
coverage limited by any insurance carrier to which it has applied for insurance or with which it has carried insurance, during the last two (2) years. If CII or any Subsidiary receive, prior to the

Closing, any notice of cancellation or other termination of any such policies presently in effect, CII or any such Subsidiary will use their best efforts to replace such policies not later than a date prior to the effective date of any such cancellation or other termination with policies providing substantially the same coverage.

          Section 5.18  Real Property.
          ------------  -------------

          (a)  Attached as Schedule 5.18(a) is the address and legal
                           ----------------
description of each parcel of real property owned by CII or any of its Subsidiaries (the "Owned Property"). CII or its applicable Subsidiary has good
                   --------------
and marketable title in and to all of the Owned Property subject to no leases, liens, encroachments, encumbrances or other defects in title (collectively, "Liens"), except as described on such Schedule.
 -----

          (b)  Attached as Schedule 5.18(b) is a list of all leases, subleases
                           ----------------
and other occupancy agreements, including all amendments, extensions and other modifications (the "Leases") for real property (the "Leased Property," and
                    ------                           ---------------
collectively with the Owned Property, the "Real Property") to which CII or any
                                           -------------
of its Subsidiaries is a party. CII or its applicable Subsidiary has a good and valid leasehold interest in and to all of the Leased Property, subject to no Liens except as described in Schedule 5.18(b). Each Lease is in full force and
                             ----------------
effect. There exists no default under any Lease. CII has previously delivered to CHS true and complete copies of all the Leases. Except as described on
Schedule 5.18(b), no consent, waiver, approval or authorization is required from
----------------
the landlord under any Lease as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby.

          (c) The Real Property constitutes all of the real property owned or leased in connection with the business of CII and its Subsidiaries. Other than CII and its Subsidiaries, there are no parties in possession or parties having any current or future right to occupy any of the Real Property. The Real Property is in good condition and repair, reasonable wear and tear excepted, and is sufficient for the conduct of the business of CII and its Subsidiaries as currently conducted thereon. The Real Property and all plants, buildings and improvements located thereon conform to all applicable building, zoning and other laws, ordinances, rules and regulations in all material respects. There are no pending or, to the Knowledge of CII after due investigation, threatened requests, applications or proceedings to alter or restrict any zoning or other use restriction applicable to the Real Property that would interfere with the conduct of the business of CII or its Subsidiaries or the use of their assets consistent with past practice. All easements, permits, licenses and other approvals necessary to the current occupancy and use of the Real Property by CII and its Subsidiaries have been obtained, are in full force and effect and have not been violated. There exists no violation of any covenant, condition, restriction, easement, agreement or order which will have a material adverse affect on any portion of the Real Property. All improvements located on the Real Property have direct access to a public road adjoining such Real Property (except where the failure to have such direct access could not reasonably be expected to have a Material Adverse Effect on CII or any Subsidiary), and no notice has been received by CII or any subsidiary relating to the termination or impairment of such access. No such improvements or accessways encroach on land not included in the Real Property and no such improvement is dependent for its access, operation or utility on any land, building or other improvement not included in the Real Property (except where such encroachments or dependence could not reasonably be expected to have a Material

Adverse Effect on CII or any Subsidiary). There is no pending or, to the knowledge of CII or its Subsidiaries after due investigation, any threatened condemnation, eminent domain, litigation or other proceedings affecting any portion of the Real Property.

          (d) There are no outstanding options or rights of first refusal with respect to the purchase or use of any of the Owned Property, any portion thereof or interest therein, except as set forth on Schedule 5.18(d). Neither CII nor
                                            ----------------
any of its Subsidiaries is obligated to purchase or lease any real property, except as set forth on Schedule 5.18(d).
                       ----------------

          Section 5.19  Labor Disagreements.  Except as set forth on Schedule
          ------------  -------------------                          --------
5.19, within the last three (3) years CII and its Subsidiaries have not
----
experienced any labor disputes or any work stoppage or slowdowns due to labor disagreements. Except as set forth on Schedule 5.19, (a) CII and its
                                       -------------
Subsidiaries are in compliance with all applicable laws respecting employment, sex and racial discrimination and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice;
(b) there is no unfair labor practice charge or complaint against CII and its Subsidiaries, or (to the Knowledge of CII after due investigation) threatened before the National Labor Relations Board or any foreign authority; (c) there is no labor strike, dispute, request for representation, slowdown or stoppage actually pending or (to the Knowledge of CII after due investigation) threatened against or affecting CII and its Subsidiaries; (d) no question concerning representation has been raised or is (to the Knowledge of CII after due investigation) threatened respecting the employees of CII and its Subsidiaries;
(e) no grievance that might have an adverse effect on CII or any Subsidiary, nor any arbitration proceeding arising out of or under any collective bargaining agreement, is pending and no claims therefor exist; and (f) no collective bargaining agreement that is binding on CII or its Subsidiaries that restricts it from relocating, closing or contracting any of its operations.

          Section 5.20  Environmental Matters.
          ------------  ---------------------

          (a)  As used in this Agreement "Hazardous Material" shall mean: (i)
                                          ------------------
any "hazardous substance" as now defined pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42
                                                                 ------
O.S.C. 5 9601(14); (ii) any "pollutant or contaminant" as defined in 42 U.S.C. 9601(33); (iii) any material now defined as "hazardous waste" pursuant to 40 C.F.R. Part 261; (iv) any petroleum, including crude oil and any fraction thereof; (v) natural or synthetic gas usable for fuel; (vi) any "hazardous chemical" as defined pursuant to 29 C.F.R. Part 1910; (vii) any asbestos, polychlorinated biphenyl (PCB), or isomer of dioxin, or any material or thing containing or composed of such substance or substances; and (viii) any other substance, regardless of physical form, that is subject to any past or present federal, state or local governmental statute, requirement, rule of liability or standard of conduct relating to the protection of human health, plant life, animal life, natural resources or property from the presence in the environment of any solid, liquid, gas, odor or any form of energy, from whatever source.

          (b)  Except as set forth on Schedule 5.20, there is no Hazardous
                                      -------------
Material at, under or on any properties owned, leased, operated or controlled by CII or any Subsidiary where such in each case could have a Material Adverse Effect on CII or any Subsidiary. Neither CII, its Subsidiaries nor any of their respective predecessors in interest has manufactured, processed, distributed, used, treated, stored, disposed of, transported or handled any such Hazardous Material, where such in each case could have a Material Adverse Effect on CII or any Subsidiary.

          (c)  Except as set forth on Schedule 5.20, there is no ambient air,
                                      -------------
surface water, groundwater or land contamination within, under, originating from or relating to any real property interest or other location geologically or hydrologically connected to such properties owned, operated or controlled by CII, its Subsidiaries or their respective predecessors in interest on none of such properties has been used for the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Material where such in each case could have a Material Adverse Effect on CII or any Subsidiary.

          (d)  Except as indicated on Schedule 5.20, neither CII, its
                                      -------------
Subsidiaries, nor their respective predecessors in interest has any obligation or liability, known or unknown, matured or not matured, absolute or contingent, assessed or unassessed, imposed or based upon any provision under any foreign, federal, state or local law, rule, or regulation or common law, or under any code, order, decree, judgment or injunction applicable to CII, its Subsidiaries or their respective predecessors in interest or any notice, or request for information issued, promulgated, approved or entered thereunder, or under the common law, or any tort, nuisance or absolute liability theory, relating to public health or safety, worker health or safety, or pollution, damage to or protection of the environment including without limitation, laws relating to emissions, discharges, releases or threatened releases of Hazardous Material into the environment (including without limitation, ambient air, surface water, groundwater, land surface or surface), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, generation, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes (hereinafter collectively referred to as "Environmental Laws") where such obligation or liability in each case could have
 ------------------
a Material Adverse Effect on CII or any Subsidiary.

          (e)  Except as indicated on Schedule 5.20, there are no specific
                                      -------------
facts or circumstances that would indicate (i) that CII or its Subsidiaries are not, or CII or its Subsidiaries will not be prior to the Closing, in compliance with the Environmental Laws and with the provisions of the Federal Occupational Safety and Health Act, or (ii) that operation of CII's or any Subsidiary's business and plant locations gives rise to any liability to any Person, contingent or otherwise, under the Environmental Laws.

          (f)  Except as indicated on Schedule 5.20, CII and each Subsidiary
                                      -------------
possess and are in compliance with all permits, licenses, certificates, franchises and other authorizations relating to the Environmental Laws necessary to conduct its business or required by environmental regulations.

          (g)  Except as indicated on Schedule 5.20, no claims have been made
                                      -------------
against CII, its Subsidiaries or their respective predecessors in interest during the past three (3) years (except minor claims, all of which have been resolved without material fines or penalties) and no presently outstanding citations or notices have been issued against CII or any Subsidiary under the Environmental Laws where such could have a Material Adverse Effect on CII or any Subsidiary, including without limitation, any such obligation or liability relating to or arising out of or attributable, in whole or in part, to:

               (i) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Material by CII, its Subsidiaries or their respective predecessors in interest, or any of CII's, its Subsidiaries' or their respective employees, agents or representatives in connection with or in any way arising from or relating to CII, its Subsidiaries or their respective predecessors in interest or any of their respective properties; or

               (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Material by any other Person at, on or under any real property owned, leased, operated or controlled by CII or its Subsidiaries where such activity in each case could have a Material Adverse Effect on CII or any Subsidiary.

          (h)  Except as indicated on Schedule 5.20, CII and each Subsidiary
                                      -------------
have not been subject to any civil, criminal or administrative action, suit, claim, hearing, notice of violation, investigation, inquiry or proceeding for failure to comply with, or received notice of any violation or potential liability under the Environmental Laws where such could have a Material Adverse Effect on CII or any Subsidiary, nor is CII or its Subsidiaries aware of any information, whether or not confirmed or reported, which could give rise to any such potential liability.

          (i)  Except as indicated on Schedule 5.20, no real property, site or
                                      -------------
facility (as defined in CERCLA, 42 U.S.C. (S) 9601(9)) of CII or any Subsidiary is (i) listed or proposed for listing on the National Priority List or (ii) listed on the Comprehensive Environmental Response, Compensation, Liability Information System List ("CERCLIS") promulgated pursuant to CERCLA, or any
                          -------
comparable list maintained by any foreign, state or local government authority.

          (j)  Except as indicated on Schedule 5.20, there are no underground
                                      -------------
storage tanks at any real property, site or facility (as defined in CERCLA) of CII or any Subsidiary and CII further warrants and represents that any prior use and operation of underground storage tanks has been in compliance with all Environmental Laws.

          (k)  Except as indicated on Schedule 5.20, CII has made available to
                                      -------------
CHS true, complete and correct copies of results of any reports, studies, analyses, tests or monitoring in the possession of or initiated by CII or any Subsidiary pertaining to the existence of Hazardous Material and any other environmental concerns relating to any of its facilities, or sites or real property owned, leased, operated, used or controlled by CII, its Subsidiaries or any of their respective predecessors in interest, or concerning compliance with or liability under the Environmental Laws.

          (l)  Except as indicated on Schedule 5.20, there are no
                                      -------------
polychlorinated biphenyls ("PCBs") in or at any premises owned, leased, operated
                            ----
or controlled by CII or any Subsidiary and CII further warrants and represents that any prior use, handling, storage, transport or disposal of PCBs has been in compliance with all Environmental Laws.

          (m)  Except as indicated on Schedule 5.20, CII has removed all
                                      -------------
asbestos and asbestos containing materials from the properties and assets owned, leased, operated or controlled by CII or its Subsidiaries, and CII further warrants and represents that the facilities on such properties comply with the Environmental Laws including but not limited to, Occupational Safety and Health Act regulations with respect to ambient air exposure to asbestos.

          (n)  Except as indicated on Schedule 5.20, CII and each Subsidiary do
                                      -------------
not have any liability of any other person or entity pursuant to any of the Environmental Laws, except as reserved for on the December 31 Balance Sheet.

          Section 5.21  Employees.  Schedule 5.21 sets forth a complete and
          ------------  ---------   -------------
accurate list of all employees of CII and its Subsidiaries with an annual salary of $75,000 or greater showing for each: name, current job title or description, current salary level (including any bonus or deferred compensation arrangements) and any bonus, commission or other remuneration paid during fiscal 1996, and describing any existing contractual arrangement with such employee.

          Section 5.22  Governmental Authorizations.
          ------------  ---------------------------

          (a) CII and each Subsidiary have all licenses, permits or other authorizations from governmental, regulatory or administrative agencies or authorities required for the production and sale of their products and the conduct of their business, each of which will be in full force and effect on the Closing Date.

          (b)  Schedule 5.22 hereto sets forth a list of each such license,
               -------------
permit or authorization held by CII and each Subsidiary.  Except as specified on
Schedule 5.22, no registrations, filings, applications, notices, transfers,
-------------
consents, approvals, orders, qualifications, waivers or other actions of any kind are required by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby (1) to avoid the loss of any permit, license or other governmental, regulatory or administrative authorization or the violation, breach or termination of, or any default under, or the creation of encumbrances on the assets of CII or any Subsidiary, pursuant to the terms of, any law, regulation, order or other requirement of law, or (11) to enable CII to continue the operation of the business of CII and each Subsidiary as presently conducted.

          Section 5.23  Broker's or Finder's Fees.  No agent, broker, investment
          ------------  -------------------------
banker, Person or firm acting on behalf of CII or under the authority of CII or any Stockholder, except Bowles Hollowell Conner & Co., is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from CII in connection with any of the transactions contemplated hereby.

          Section 5.24  Certain Transactions.  Except as set forth on Schedule
          ------------  --------------------                          --------
5.24, none of the Redeeming Stockholders or the directors or officers of CII or
----
any Subsidiary is currently a party to any transaction with CII or any Subsidiary (other than for services as employees, officers and directors or as investors), including without limitation any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any such Person, or to or from any corporation, partnership, trust or other entity in which any such Person owns in excess of five percent (5%) of the outstanding equity interest.

          Section 5.25  Absence of Questionable Payments.  Neither CII nor any
          ------------  --------------------------------
Subsidiary nor any director, officer, agent, employee or other Person acting on their behalf has (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of
Section 30A of the Securities Exchange Act of 1934, as amended, or any other applicable foreign, federal or state law; or (ii) accepted or received any unlawful contributions, payments, expenditures or gifts.

          Section 5.26  Bank Accounts.  Schedule 5.26 list all of the bank
          ------------  -------------   -------------
accounts and signatories thereto of CII and each of its Subsidiaries.

          Section 5.27  Assets.  CII and each Subsidiary have title to, or a
          ------------  ------
valid leasehold interest in, the properties and assets used by them and shown on the Balance Sheet or acquired thereafter, free and clear of all liens, except for properties and assets disposed of in the ordinary course of business since the date of the Balance Sheet and except for liens disclosed on the Balance Sheet (including any notes thereto) and liens for current taxes not yet due and payable. CII's and each Subsidiary's buildings, equipment and other tangible assets are in good operating condition in all material respects and are fit for use in the ordinary course of CII's business. CII and each Subsidiary own, or have a valid leasehold interest in, the assets necessary for the conduct of their respective businesses as presently conducted.



                        ARTICLE VI--REPRESENTATIONS AND
                                    -------------------
                   WARRANTIES OF THE REDEEMING STOCKHOLDERS
                   ----------------------------------------

          The Redeeming Stockholders, individually and not jointly and severally, represent and warrant to CII and the New Investors, and CII and the New Investors in agreeing to consummate the transactions contemplated by this Agreement have relied upon such representations and warranties, that:

          Section 6.1  Ownership of Stock and the Subordinated Notes.  Except
          -----------  ---------------------------------------------
as set forth on Schedule 6.1, each Redeeming Stockholder is the owner,
                ------------
beneficially and of record, of the shares of Stock and Subordinated Notes set forth opposite his or its name on Exhibit F, free and clear of any pledge, lien,
                                  ---------
security interest, option, charge, right of first refusal, encumbrance, claim or equity of any kind.

          Section 6.2  Valid and Binding Agreements.  Each Redeeming Stockholder
          -----------  ----------------------------
has the full right, capacity and power to enter into this Agreement and the Indemnification and Escrow Agreement. All necessary partnership action on the part of CII Associates, L.P. has been taken to authorize the execution and delivery of this Agreement and the Indemnification and Escrow Agreement, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby. This Agreement has been, and as of the Closing Date, the Indemnification and Escrow Agreement will have been, duly and validly executed and delivered by such Redeeming Stockholders, and will constitute valid and binding obligations, enforceable against such Redeeming Stockholders, in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization or similar laws relating to creditors' rights generally.

          Section 6.3  Consents and Approvals.  Except for consents, approvals
          -----------------------------------
or authorizations which, if not received, or declarations, filings or registrations which, if not made, would not have a Material Adverse Effect on any Redeeming Stockholders, no permit, consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or third party is required to be made or obtained by any such Redeeming Stockholders in connection with the execution, delivery and performance of this Agreement or the Indemnification and Escrow Agreement or the consummation of the transactions contemplated hereby or thereby.


     ARTICLE VII--REPRESENTATIONS AND WARRANTIES OF NEW INVESTORS
                  -----------------------------------------------

          The New Investors, jointly and severally, represent and warrant to CII and the Redeeming Stockholders, and CII and the Redeeming Stockholders in agreeing to consummate the transactions contemplated by this Agreement have relied upon such representations and warranties, that:

          Section 7.1  Corporate Organization.  If such New Investor is an
          -----------  ----------------------
entity, it is duly authorized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

          Section 7.2  Valid and Binding Agreements.  Such New Investor has the
          -----------  ----------------------------
full right, capacity and power to enter into this Agreement and the Indemnification and Escrow Agreement. All necessary action on the part of such New Investor has been taken to authorize the execution and delivery of this Agreement and the Indemnification and Escrow Agreement, the performance of his or its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby. This Agreement has been, and as of the Closing Date, the Indemnification and Escrow Agreement will have been duly and validly executed and delivered by such New Investor and will constitute valid and binding agreements of such New Investor, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization or similar laws or equitable principles relating to creditors' rights generally.

           Section 7.3  No Violation.  Neither the execution and delivery of
          ------------  ------------
this Agreement and the Indemnification and Escrow Agreement nor the consummation of the transactions contemplated hereby or thereby nor compliance by such New Investor with any of the provisions hereof or thereof will (i) violate or conflict with any provision of the certificate of incorporation or by-laws (or equivalent governing documents) of such New Investor (if such New Investor is an entity) or any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to such New Investor, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon the stock or any of the properties or assets of such New Investor under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument of such New Investor.

          Section 7.4  Consents and Approvals.  Except for consents, approvals
          -----------  ----------------------
or authorizations which, if not received, or declarations, filings or registrations which, if not made, would not have a material adverse effect on such New Investor, no permit, consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or third party is required to be made or obtained by such New Investor in connection with the execution, delivery and performance of this Agreement or the Indemnification and Escrow Agreement or the consummation of the transactions contemplated hereby or thereby.

          Section 7.5  Broker's or Finder's Fees.  No agent, broker, investment
          -----------  -------------------------
banker, Person or firm acting on behalf of such New Investor or under the authority of such New Investor, except Richland Gordon & Company, is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from such New Investor in connection with any of the transactions contemplated hereby.

          Section 7.6  Investment Representations.  Each New Investor (a)
          -----------  --------------------------
understands that the New Securities and Purchased Securities have not been registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (b) is acquiring the New Securities and Purchased Securities solely for its own account for investment purposes, and not with a view to the distribution thereof, and (c) is an accredited investor pursuant to set forth in Regulation D promulgated under the Securities Act or is a sophisticated investor with knowledge and experience in business and financial matters; provided that, nothing contained herein shall prevent any New Investor or subsequent holder of Restricted Securities from transferring such securities in compliance with the provisions of Section 8.5.



                            ARTICLE VIII--COVENANTS
                                          ---------

          Section 8.1  Compliance with Law.  From the date hereof through the
          -----------  -------------------
Closing Date, CII and each Subsidiary will promptly comply in all material respects with all laws and regulations (including without limitation benefits) applicable to CII's and each Subsidiary's business and all laws and regulations with which compliance is required for the valid consummation of the transactions contemplated hereby and will promptly notify CHS of any legal, administrative or other proceedings, investigations, inquiries, complaints, notices of violation or other asserted claims, judgments, injunctions or restrictions, pending, outstanding or, to the Knowledge of CII after due investigation, threatened or contemplated, which could materially affect CII's or any Subsidiary's business.

          Section 8.2  Operation of Business Prior to Closing.  During the
          -----------  --------------------------------------
period from the date hereof through the Closing Date, CII agrees as to CII and each Subsidiary that (except as expressly contemplated or permitted by this Agreement or to the extent that CHS shall otherwise consent):

          (a) CII and each Subsidiary shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and shall use all reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect at the Closing Date.

          (b) CII and each Subsidiary shall not amend or propose to amend its certificate of incorporation or by-laws.

          (c)  Except as set forth on Schedule 8.2, CII and each Subsidiary
                                      ------------
shall not: (i) increase the compensation payable or to become payable to its officers or employees, except for customary year-end cash bonuses consistent with past practice as to the amount and category of employees, increases in salaries and wages of employees consistent with past practice, or grant any severance or termination pay to or enter into any employment or severance agreement with any of its directors, officers or other employees; (ii) except as otherwise contemplated by this Agreement, establish, adopt, enter into or make any new grants or awards under or amend any employee benefit plan or other arrangement, plan or policy between CII and one or more of its directors, officers or employees; or (iii) except as otherwise contemplated by this Agreement, establish, adopt, enter into or amend any Plan.

          (d) CII and each Subsidiary shall not settle or compromise any material claims or litigation or, except in the ordinary and usual course of business, modify, amend or terminate any of its material contracts or waive, release or assign any material rights or claims.

          (e) CII and each Subsidiary shall not permit any material insurance policy to be canceled or terminated without notice to CHS, except in the ordinary and usual course of business.

          (f) CII shall not fail to confer on a regular and frequent basis with one or more representatives of CHS to report material operational matters and the general status of ongoing operations.

          (g) CII and each Subsidiary shall not commit a breach of, or default under, any material contract, agreement, license or instrument to which it is a party or to which any of its assets may be subject, or violate any applicable law, regulation, ordinance, order, injunction or decree or any other requirement of any governmental body or court, relating to its assets or business if such breach, default or violation is reasonably likely to result in a Material Adverse Effect on CII or any Subsidiary.

          (h) CII and each Subsidiary shall not, except in the ordinary course of business, (i) factor, discount or otherwise accept less than full payment with regard to its accounts receivable or other amounts due, (ii) delay payment on, or otherwise alter the payment terms of, its accounts payable, (iii) sell any inventory at less than fair market value or make any bulk sale of such inventory or (iv) fail to make, or delay in making, any item of capital expenditure (or series of related items of capital expenditures) budgeted for and approved.

          (i) CII shall not, except as expressly permitted by this Agreement, take, or cause any Subsidiary to take, any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue in any material respect, or in any of the conditions in this Agreement set forth in Article IX not being satisfied.

          (j) CII and each Subsidiary shall not (i) authorize capital expenditures in excess of $150,000 or make any acquisition of, or investment in, assets or stock of any other Person; (ii) acquire (by Recapitalization, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (iii) assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances; (iv) enter into any material contract or agreement other than in the ordinary course of business; or
(v) enter into or amend in any respect any material contract, agreement, commitment or arrangement with respect to any of the matters set forth in this
Section 5.2(j).

          (k) CII and each Subsidiary shall not issue, sell, pledge, lease, dispose of, encumber, or authorize the issuance, sale, pledge, lease, disposition or encumbrance of, (A) any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest, or (B) any assets that are material, alone or in the aggregate, to CII or any Subsidiary except for the sale of products in the ordinary course of business and consistent with past practice other than as required by the Stock Subscription and Purchase Agreement, as amended to date, among CII, Kilovac Corporation and the stockholders of Kilovac.

          (l) CII and each Subsidiary shall not make any tax election or settle or compromise any material federal, state, local or foreign income tax liability.

          (m) CII and each Subsidiary shall not (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock,
(ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase or otherwise acquire any shares of its capital stock.

          (n) CII and each Subsidiary shall not incur or assume any indebtedness or other liabilities (whether absolute, accrued, contingent or otherwise) or guarantee any indebtedness or commitments for the same, except liabilities (other than indebtedness or guarantees of indebtedness) in the usual and ordinary course of its business, and in amounts and on terms consistent with past practice.

          (o) Except in the ordinary course of business and as contemplated by the Closing, CII and each Subsidiary shall not pay, loan or advance any amount to, or sell, transfer or lease any property or asset to, or enter into any agreement or arrangement with, any of its stockholders, officers, employees or directors.

          (p) CII and each Subsidiary shall not enter into any employment agreement, sales agency agreement or other contract for the performance of personal services which is not terminable without liability upon no more than thirty (30) days' notice or grant any increase in the rate of compensation or in the benefits payable or to become payable to any officer or other employee or to any agent or consultant over the levels in effect on the date hereof other than normal merit increases of officers and employees or increases required by applicable law.

          (q) CII and each Subsidiary shall maintain its real and personal properties in as good a state of operating condition and repair as they are on the date of this Agreement, except for ordinary wear and tear.

          (r) CII and each Subsidiary shall not terminate or modify any leases, contracts, governmental licenses, permits, or other authorizations or agreements affecting its real and/or personal properties or the operation thereof or enter into any additional lease or contract of any nature affecting such properties or the operation thereof.

          (s) Except as contemplated by the Closing, no liens, encumbrances, obligations or liabilities relating to CII or any Subsidiary, whether absolute or contingent (including litigation claims), shall be discharged, satisfied or paid, other than liabilities shown on the CII Financial Statements or the CII Interim Financial Statements and liabilities incurred after the date thereof in the ordinary course of business and in normal amounts, and no such discharge, satisfaction or payment shall be effected other than in accordance with the ordinary payment terms relating to the liability discharged, satisfied or paid.

          (t) Neither CII nor any Subsidiary shall make any change in any method of accounting or accounting principles or practices.

          Section 8.3  Access.  Prior to the Closing Date, CII shall provide the
          -----------  ------
New Investors and their representatives with full access to, and will make available for inspection and review, all properties, personnel, books, records and accounts of CII and its Subsidiaries in order that each New Investor may have full opportunity to make such investigation as each shall desire to make of the affairs of CII and its Subsidiaries. It is understood that the New Investors shall be permitted to maintain personnel on the premises of CII and its Subsidiaries during customary business hours to observe all aspects of the operations of CII and its Subsidiaries and to confer with their management, attorneys and other third parties reasonably requested for verification of any information obtained pursuant to such observations. CII also consents to the examination by Ernst & Young of workpapers and other records of its accountants pertaining to CII and its Subsidiaries.

          Section 8.4  Certain Financial Information.  In connection with the
          -----------  -----------------------------
Notes Deal, CII shall use its reasonable best efforts to furnish to the New Investors on a timely basis, or cause CII's independent accountants to furnish to the New Investors on a timely basis, (a) audited financial statements for CII for the years ended December 31, 1996, 1995 and 1994 and, to the extent necessary in connection with the Notes Deal, unaudited interim financial statements for CII for any interim financial reporting period ending on or prior to the Closing, each of which shall be prepared in accordance with the requirements of Regulation S-X of the Securities Act, and (b) the consent of CII's independent accountants to the use of their reports thereon. All expenses and liabilities in connection with the preparation of such financial statements and such filing shall be responsibility of CII (but such expenses and liabilities will not be included as accrued expenses in calculating the Net Working Capital Amount).

          Section 8.5 Transfer of Restricted Securities.
          ----------- ---------------------------------

          (a) Restricted Securities are transferable only pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule is available and (iii) subject to the conditions specified in Section 8.5(b) below, any other legally available means of transfer.

          (b) In connection with the transfer of any Restricted Securities (other than a transfer described in clauses (i) or (ii) of Section 8.5(a) above), the holder thereof shall deliver written notice to CII describing in reasonable detail the transfer or proposed transfer, together with an opinion of counsel which (to the reasonable satisfaction of CII) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to CII an opinion of counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, CII shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in
Section 8.5(e). If CII is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to CII in writing its agreement to be bound by the conditions contained in this Section 8.5(b) and Section 8.5(e) below.

          (c) Upon the request of any party, CII shall promptly supply to such party or its prospective transferees all information regarding CII required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities and Exchange Commission.

          (d) If any Restricted Securities become eligible for sale pursuant to Rule 144(k), CII shall, upon the request of the holder of such Restricted Securities, remove the legend set forth in Section 8.5(e) below from the certificates for such Restricted Securities.

          (e) Each certificate or instrument representing Restricted Securities shall be imprinted with a legend in substantially the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [INSERT CLOSING DATE] AND HAVE
          NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
          AS AMENDED OR ANY STATE SECURITIES LAWS.  THE TRANSFER
          OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE RECAPITALIZATION AGREEMENT, DATED OF AUGUST 4, 1997, AS AMENDED AND
          MODIFIED FROM TIME TO TIME, BY AND AMONG THE ISSUER AND CERTAIN INVESTORS, AND THE ISSUER RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED
          BY THE ISSUER TO THE

          HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE."



     ARTICLE IX--CONDITIONS PRECEDENT TO OBLIGATIONS OF NEW INVESTORS
                 ----------------------------------------------------

          All obligations of the New Investors that are to be discharged under this Agreement at the Closing are subject to CII's and the Redeeming Stockholders' fulfillment, at the Closing or effective as of the Closing Date, of each of the following conditions (unless expressly waived in writing by CHS at any time at or prior to the Closing) and CII and each Redeeming Stockholder shall use their reasonable efforts to cause each of such conditions to be satisfied:

          Section 9.1  Representations and Warranties.  On the Closing Date,
          -----------  ------------------------------
the representations and warranties of CII and the Redeeming Stockholders set forth in Articles V and VI of this Agreement shall be true and correct in all material respects as though such representations and warranties had been made by CII and the Redeeming Stockholders on and as of the Closing Date and the New Investors shall have received at the Closing a certificate, dated the Closing Date, signed by the President or a Vice President of CII to such effect.

          Section 9.2  Covenants, Agreements and Conditions.  CII and the
          -----------  ------------------------------------
Redeeming Stockholders shall have materially performed and complied with all covenants, agreements and conditions contained in this Agreement required to be performed by CII on or prior to the Closing Date, and the New Investors shall have received at the Closing a certificate, dated the Closing Date, signed by the President or a Vice President of CII to such effect.

          Section 9.3  No Material Adverse Change.  During the period from the
          -----------  --------------------------
date hereof through the Closing Date, there shall not have been any material adverse change in the business, condition or operations of CII or any Subsidiary.

          Section 9.4  Corporate Proceedings.  All corporate and other
          -----------  ---------------------
proceedings to be taken and all consents to be obtained in connection with the transactions contemplated by this Agreement by CII and the Redeeming Stockholders and all documents incident thereto shall be reasonably satisfactory in form and substance to CHS and its counsel, Kirkland & Ellis, each of whom shall have received all such originals or certified or other copies of such documents as either may reasonably request.

          Section 9.5  Proceedings.  No action or proceeding shall be pending
          -----------  -----------
or threatened to restrain or prevent the consummation of the transactions contemplated hereby.

          Section 9.6  Governmental Approvals.  There shall have been received
          -----------  ----------------------
all necessary governmental consents or authorizations required in connection with the transactions contemplated hereby.

          Section 9.7  Insurance.  CII shall have maintained in full force and
          -----------  ---------
effect the insurance coverage described on Schedule 5.17 hereto or policies
                                           -------------
providing substantially equivalent coverage.

          Section 9.8  Deliveries.  CII shall have delivered to the New
          -----------  ----------
Investors and other designated parties, as applicable, the items referred to in
Section 3.10.

          Section 9.9  Customer Relationships.  Since the date of the CII
          -----------  ----------------------
Interim Financial Statements, CII's and its Subsidiaries' relationships with its customers shall not have undergone a material adverse change, as determined by CHS in its reasonable discretion.

          Section 9.10  Tax Status Certification.  The New Investors shall have
          ------------  ------------------------
received a certificate, signed by an authorized officer of CII and dated within 15 days of Closing, pursuant to Section 1445(b) of the Code and Treasury Regulation Section 1.897-2 to the effect that CII is not a "United States real property holding corporation" as defined in Section 897 of the Code.

          Section 9.11  Financing.  The New Investors shall have obtained on
          ------------  ---------
behalf of CII all of the debt and equity financing required in order to consummate the transactions contemplated hereby, and to fund the working capital requirements of CII and its Subsidiaries after the Closing, all on terms and conditions which, in the case of the Bank Deal, are no worse to CII and its Affiliates than the terms and conditions set forth on the Bank Deal Term Sheet, and in the case of the Notes Deal, are no worse to CII and its Affiliates than the terms and conditions set forth on the Notes Deal Term Sheet.

          Section 9.12  Management.  CII, the New Investors and members of CII's
          ------------  ----------
senior management team will have entered into equity agreements and arrangements on terms and conditions which are no worse to CII and the New Investors than the terms and conditions set forth on the term sheet to be delivered by the New Investors to a Redeeming Stockholders' Representative on or before August 8, 1997 and then attached hereto as Exhibit G (the "Management Term Sheet").
                                 ---------       ---------------------

          Section 9.13  Releases and Confirmations.  Simultaneous with the
          ------------  --------------------------
Closing, CII shall have received releases of all liens and encumbrances held by Bank of America, Illinois ("BOA") on CII's and its Subsidiaries' real and
                            ---
personal property and confirmation from BOA that all amounts owed under the Loan Agreement as amended to date between BOA and Communications Instruments, Inc. (the "BOA Loan Agreement") have been paid in full.
      ------------------

          Section 9.14  Third Party Consents.  All consents by third parties
          ------------  --------------------
that are required for the consummation of the transactions contemplated hereby or that are required in order to prevent a breach of, a default under, a termination or modification of, or any acceleration of, any obligations under any material contract to which CII or any of its Subsidiaries is a party shall have been obtained, all on terms reasonably satisfactory to the CHS.

          Section 9.15  Other Lien Releases.  Payoff letters with respect to all
          ------------  -------------------
Debt outstanding as of the Closing and releases of any and all related liens (including appropriate UCC termination statements) held by third parties against property of CII and its Subsidiaries shall have been obtained.

          Section 9.16  Legal Opinion.  The New Investors shall have received an
          ------------  -------------
opinion, dated the Closing Date, of Simpson Thacher & Bartlett, counsel to CII and the Redeeming Stockholders, substantially in the form of Exhibit H attached
                                                             ---------
hereto.

          Section 9.17  Stock Split and Charter Amendment.  CII's certificate of
          ------------  ---------------------------------
incorporation shall have been amended to include the provisions set forth in Exhibit B hereto and to effectuate the Stock Split, shall be in full force and
---------
effect under the laws of the State of Delaware as of the Closing as so amended, and shall not have been further amended or modified.

          Section 9.18  Real Property.
          ------------  -------------

          (a) With respect to each material Lease, CII shall have received an estoppel, consent and nondisturbance agreement in form and substance reasonably satisfactory to CII's lenders.

          (b) The New Investors shall have received from each of CII, its Subsidiaries and the Redeeming Stockholders an affidavit (1) stating that such party is not a "foreign person", as defined in Section 1445(f)(3) of the Internal Revenue Code, (2) setting forth such party's taxpayer identification number, and (3) granting the New Investors permission to furnish a copy of such affidavit to the Internal Revenue Service.

          Section 9.19  Current Disputes. CHS shall be reasonably satisfied
          ------------  ----------------
with the status of the disputes between CII and Metric Systems Corporation, CII and GEC Marconi, and CII and ECC (each of which is referenced on Schedule 5.13)
                                                                 -------------
the amounts accrued on CII's books and records with respect to such disputes, which accruals will be taken into account in the calculation of the Net Working Capital Amount.

             ARTICLE X--CONDITIONS PRECEDENT TO OBLIGATIONS OF CII
                        ------------------------------------------
                        AND THE REDEEMING STOCKHOLDERS
                        ------------------------------

          All obligations of CII and the Redeeming Stockholders that are to be discharged under this Agreement at the Closing are subject to the New Investors' fulfillment at the Closing or effective as of the Closing Date of each of the following conditions (unless expressly waived in writing by CII at any time at or prior to the Closing) and the New Investors shall use their reasonable efforts to cause each of such conditions to be satisfied:

          Section 10.1  Representations and Warranties.  On the Closing Date,
          ------------  ------------------------------
the representations and warranties of the New Investors set forth in Article VII of this Agreement shall be true and correct in all material respects as though such representations and warranties had been made on and as of the Closing Date, and CII shall have received at the Closing a certificate, dated the Closing Date, signed by the New Investors to such effect.

          Section 10.2  Covenants, Agreements and Conditions.  The New
          ------------  ------------------------------------
Investors shall have performed and complied in all material respects with all covenants, agreements and conditions contained in this Agreement required to be performed by them on or prior to the Closing Date, and CII shall have received at the Closing a certificate, dated the Closing Date, signed by the New Investors to such effect.

          Section 10.3  Proceedings.  No action or proceeding shall be pending
          ------------  -----------
or threatened to restrain or prevent the consummation of the transactions contemplated hereby.

          Section 10.4  Corporate Proceedings.  All corporate and other
          ------------  ---------------------
proceedings to be taken and all consents to be obtained in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to CII and its counsel, Simpson Thacher & Bartlett, each of whom shall have received all such originals or certified or other copies of such documents as either may reasonably request.

          Section 10.5  Governmental Approvals.  There shall have been received
          ------------  ----------------------
all necessary governmental consents or authorizations required in connection with the transactions contemplated hereby.

          Section 10.6  Deliveries.  CII shall have delivered to the Redeeming
          ------------  ----------
Stockholders, the Escrow Agent and other designated parties, as applicable, the items referred to in Section 3.13.

                           ARTICLE XI--OTHER MATTERS
                                       -------------

          Section 11.1  Confidentiality.
          ------------  ---------------

          (a) From and until the Closing and, in the event this Agreement is terminated before the Closing, from and after the date of such termination, each party hereto and his, her or its respective accountants, attorneys, employees and other agents, will keep confidential all information, oral and written, obtained from any other party hereto or its Affiliates and refrain from using in any manner all information set forth above not otherwise publicly available.

          (b) The Redeeming Stockholders agree that, except in the ordinary course of business of CII and any Subsidiaries, at all times from and after the Closing Date, they shall keep secret and retain in strictest confidence, and shall not use for their benefit or for the benefit of others, confidential information with respect to CII and its Subsidiaries, including but not limited to, "know-how," trade secrets, customer lists, details of client or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans other than any of the foregoing which are in the public domain (except through conduct of any such Stockholder which violates this Section 11.1) prior to any disclosure by such Redeeming Stockholders.

          Section 11.2  Further Assurances.  Each party hereto shall cooperate
          ------------  ------------------
with the others, and execute and deliver, or cause to be executed and delivered, all such other instruments, including instruments of conveyance, assignment and transfer, and take all such other actions as may be reasonably requested by the other parties hereto from time to time, consistent with the terms of this Agreement, to effectuate the purposes and provisions of this Agreement.

                           ARTICLE XII--TERMINATION
                                        -----------

          Section 12.1  Methods of Termination.  This Agreement may be
          ------------  ----------------------
terminated at any time prior to the Closing, notwithstanding stockholder approval:

          (a)  by the mutual consent of CHS and CII;

          (b) by CII at any time after August 12, 1997 if (i) neither the Bank Deal Term Sheet nor the Notes Deal Term Sheet has been delivered to a Redeeming Stockholders' Representative on or prior to such date or (ii) the Management Term Sheet has not been delivered to a Redeeming Stockholders' Representative on or prior to such date;

          (c) by CHS at any time after September 30, 1997 if any of the conditions provided for in Article IX of this Agreement shall not have been met prior to such date or at any earlier date specified in such Article;

          (d) by CII at any time after September 30, 1997 if any of the conditions provided for in Article X of this Agreement shall not have been met prior to such date or at any earlier date specified in such Article; or

          (e) at any time prior to the Closing by either CII or CHS if the Recapitalization shall not have been consummated by September 30, 1997.

          Section 12.2  Procedure Upon Termination.  In the event of
          ------------  --------------------------
termination by CHS, CII, or both, pursuant to this Article XII, written notice thereof shall promptly be given to the other party or parties and the obligations of the New Investors, the Redeeming Stockholders and CII under this Agreement shall, except as set forth below, terminate without further action. Upon any such termination:

          (a) each party will redeliver all documents, workpapers and other materials of the other party or parties relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party or parties furnishing the same;

          (b) all information received by any of the parties shall be kept confidential in accordance with Section 11.1; and

          (c) no party shall have any liability or further obligation to any other party, except for such legal and equitable rights and remedies as any party may have under this Agreement or otherwise, by reason of any breach or violation of this Agreement by the other party.


                          ARTICLE XIII--MISCELLANEOUS
                                        -------------

          Section 13.1  Survival of Representations, Warranties and Agreements.
          ------------  ------------------------------------------------------
All representations and warranties of the New Investors, CII and the Redeeming Stockholders contained in Articles V, VI and VII herein and in any certificate executed and delivered by any New Investor or CII in connection with this Agreement shall survive the Closing Date (and shall not be affected by any examination made for or on behalf of any party, the knowledge of such party or the acceptance of any certificate or opinion) and shall terminate and expire on the first anniversary of the date hereof; provided, however, the representations contained in Sections 5.10 and 5.20 shall
--------  -------
survive the Closing Date and terminate and expire three (3) years thereafter, and the representations contained in the Special Provisions (as hereinafter defined) and the first two sentences of Section 7.2 shall survive forever. Notwithstanding any implication to the contrary contained in this Agreement, so long as notice of a claim is provided before the applicable termination date (if any) (but subject to any other limitations set forth in this Agreement), the party providing such notice shall be entitled to indemnification with respect to the matters which are the subject of such claim.

          Section 13.2  Service of Process.  Service of process on CII, the
          ------------  ------------------
Redeeming Stockholders or the New Investors for any claim, legal action or proceeding under this Agreement may be made in the manner set forth in Section 13.3.

          Section 13.3  Notices.  All notices, requests, consents and other
          ------------  -------
communications hereunder shall be deemed given if delivered personally (including by courier), telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses or to other such addresses as may be furnished in writing by one party to the others:

          (a)  if to CII (prior to Closing):

               c/o Stonebridge Partners
               Westchester Financial Center
               50 Main Street
               White Plains, New York 10606
               Attention: David A. Zackrison


with a copy to:

               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, New York 10017
               Attention: Richard C. Weisberg, Esquire

          (b)  if to any Redeeming Stockholder:

               c/o CII Associates, L.P.
               Westchester Financial Center
               50 Main Street
               White Plains, New York 10606
               Attention: David A. Zackrison


with a copy to:

               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, New York 10017
               Attention: Richard C. Weisberg, Esquire

          (c)  if to CII (after the Closing) or if to any New Investor:

               c/o Code, Hennessy & Simmons, Inc.
               10 South Wacker Drive
               Suite 3175
               Chicago, Illinois 60606
               Attention: Brian P. Simmons


with a copy to:


               Kirkland & Ellis
               200 East Randolph Drive
               Chicago, Illinois 60601
               Attention: Sanford E. Perl, Esquire

          Section 13.4  Governing Law.  This Agreement shall be governed by, and
          ------------  -------------
construed in accordance with, the laws of the State of New York, without regard to such jurisdiction's conflicts of laws principles.

          Section 13.5  Modification; Waiver.  This Agreement shall not be
          ------------  --------------------
altered or otherwise amended except pursuant to an instrument in writing signed
by CHS, CII and a Redeeming Stockholders' Representative.   Any party may waive
any misrepresentation by any other party, or any breach of warranty by, or failure to perform any covenant, obligation or agreement of, any other party, provided that mere inaction or failure to exercise any right, remedy or option
--------
under this Agreement, or delaying in exercising the same, will not operate as nor shall be construed as a waiver, and no waiver will be effective unless set forth in writing and only to the extent specifically stated therein.

          Section 13.6  Entire Agreement.  This Agreement and any other
          ------------  ----------------
agreements or certificates delivered pursuant hereto constitute the entire agreement of the parties hereto with respect to the matters contemplated hereby and supersede all previous written or oral negotiations, commitments, representations and agreements.

          Section 13.7  Assignment; Successors and Assigns.
          -----------   ----------------------------------

          (a)  By Redeeming Stockholders.  This Agreement may not be assigned by
               -------------------------
the Redeeming Stockholders without the prior written consent of CHS.

          (b)  By New Investors.  Prior to the Closing Date, this Agreement may
               ----------------
not be assigned by any New Investor without the prior written consent of CII and a Redeeming Stockholders' Representative; provided that CHS shall have the right, in its sole discretion, to assign its right (but not its obligation) to purchase up to 15% of the New Securities and Purchased Securities to one or more employees, consultants, advisors or other coinvestors of CHS or CII, and each such assignee will be deemed to be a New Investor for all purposes hereunder; provided further that the New Investors may assign their rights (but not their obligations) under this Agreement for collateral security purposes to any lender providing financing to the New Investors, CII, or any of CII's Subsidiaries and any such lender may exercise all of the rights and remedies of the New Investors hereunder. After the Closing, this Agreement may not be assigned by any New Investor without the prior written consent of CHS.

          (c)  By CII.  Prior to the Closing Date, this Agreement may not be
               ------
assigned by CII without the prior written consent of CHS and a Redeeming Stockholders' Representative; provided that CII may assign its rights (but not its obligations) under this Agreement for collateral security purposes to any lender providing financing to the New Investors, CII, or any of CII's Subsidiaries and any such lender may exercise all of the rights and remedies of CII hereunder.

          (d)  General.  All covenants, representations, warranties and
               -------
agreements of the parties contained herein shall be binding upon and inure to the benefit of their respective successors and permitted assigns.

          Section 13.8  Public Announcements.  Prior to the Closing, no public
          ------------  --------------------
announcement of the transactions contemplated hereby or of the terms hereof shall be made by the parties to this Agreement without the written consent, such consent not to be unreasonably withheld or delayed, of CHS, CII and a Redeeming Stockholders' Representative, except to the extent required by law.

          Section 13.9  Severability.  The provisions of this Agreement are
          ------------  ------------
severable, and in the event that any one or more provisions are deemed illegal or unenforceable, the remaining provisions shall remain in full force and effect.

          Section 13.10  No Third Party Beneficiary.  This Agreement is intended
          -------------  --------------------------
and agreed to be solely for the benefit of the parties hereto and their investors, and no other party shall accrue any benefit, claim or right of any kind whatsoever pursuant to, under, by or through this Agreement.

          Section 13.11  Expenses.  Except as otherwise expressly provided
          -------------  --------
herein, each party to this Agreement will pay his, her or its own expenses in connection with the negotiation of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated herein; provided that all sales and other transfer taxes and the like arising from the Recapitalization shall be paid by CII (but such fees and expenses will not be included as accrued expenses in calculating the Net Working Capital Amount). All fees and expenses of Richland, Gordon & Company, 9330 Sears Tower, 233 South Wacker Drive, Chicago, IL 60606 shall be paid by CII (but such fees and expenses will not be included as accrued expenses in calculating the Net Working Capital Amount). All fees and expenses of Bowles Hollowell Conner & Co., 227 West Trade Street, Charlotte, NC 28202 shall be paid by the Redeeming Stockholders. To the extent CII or any of its Subsidiaries is liable as of the Closing to pay the expenses of the Redeeming Stockholders in connection with the transactions contemplated by this Agreement (other than expenses of the New Investors) which expenses are not paid directly by the Redeeming Stockholders, such accrued expenses shall be taken into account as reductions in the Net Working

Capital Amount. To the extent CII or any of its Subsidiaries is liable as of the Closing to pay the expenses of the New Investors in connection with the transactions contemplated by this Agreement (other than expenses of the Redeeming Stockholders) which expenses are not paid directly by the New Investors, such accrued expenses shall not be taken into account as reductions in the Net Working Capital Amount.

          Section 13.12  Execution in Counterpart.  This Agreement may be
          -------------  ------------------------
executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

          Section 13.13  Certain Assurances.  By their signature below, the
          -------------  ------------------
Redeeming Stockholders agree to take any and all action required of such Redeeming Stockholders pursuant to this Agreement, to vote in favor of the Recapitalization and to use their best efforts to cause the Recapitalization to occur.

          Section 13.14  Limitation of Liability.
          -------------  -----------------------

          (a) Recovery by the New Investors and CII for Losses (as defined in the Indemnification and Escrow Agreement) pursuant to (x) breaches of representations or warranties contained in this Agreement, except the first two sentences of Section 5.2, Sections 5.5, 5.6, 6.1 and the first two sentences of
Section 6.2 (the "Special Provisions"), and (y) unintentional breaches of
                  ------------------
covenants contained Sections 8.1, 8.2, 8.3 or 8.4, shall be limited to (i) $5,000,000 for the period from the Closing Date to the first anniversary thereof, (ii) $3,000,000 for the period from the first anniversary of the Closing Date to the second anniversary of the Closing Date and (iii) $1,000,000 for the period from the second anniversary of the Closing Date to the third anniversary of the Closing Date. The New Investors and CII may only assert a claim for a breach of representation or warranty contained in this Agreement (other than the Special Provisions) or for an unintentional breach of a covenant contained Sections 8.1, 8.2, 8.3 or 8.4 if aggregate Losses (net of insurance recoveries, including title insurance, and tax benefits actually received, and increased by increased insurance premiums actually paid and in the case of a Loss relating to additional taxes, reduced by the present value of future tax benefits related thereto) exceed $500,000 and then only for the amount in excess of $500,000. Except with respect to the representations and warranties contained in Sections 5.7 and 5.9(c), Losses that give rise to an indemnification claim shall not be limited by any warranty in this Agreement that is limited by materiality or Material Adverse Effect (i.e., the existence or magnitude of a breach of representation, warranty, covenant or agreement shall be determined without regard for any qualifications in the text of such representation, warranty, covenant or agreement to the words "materiality," "Material Adverse Effect" or terms of similar import). No Loss that would give rise to an indemnification claim will be reimbursable to the extent provision therefor shall have been made in the form of a liability, a reserve or a provision on the Working Capital Statement.

          (b) From and after the Closing, the sole recourse and exclusive remedy of the New Investors and CII pursuant to this Agreement (other than the Special Provisions) shall be to assert a claim for indemnification under the Indemnification and Escrow Agreement.

          (c) Amounts paid to or on behalf of Redeeming Stockholders, New Investors or CII as indemnification shall be treated as adjustments to the Redemption Consideration.

          (d) Effective upon the Closing, each Redeeming Stockholder hereby discharges CII and its Subsidiaries from any and all liabilities and obligations to such Redeeming Stockholder in his capacity as Redeeming Stockholder hereunder, as a stockholder, officer or director of CII or its Subsidiaries or otherwise in respect of rights of contribution or indemnification other than compensation as an employee of CII or its Subsidiaries and other than in connection with the Recapitalization effected hereby.

          (e) In no event shall CII or its Subsidiaries have any liability whatsoever for any breaches of the representations, warranties, agreements or covenants of CII, and the Redeeming Stockholders shall in no event seek contribution from CII or any Subsidiary for any such breaches or in respect of any other payments required to be made by the Redeeming Stockholders pursuant to this Agreement or the Indemnification and Escrow Agreement.

          Section 13.15  Arbitration.  Except as provided in Section 3.8, any
          -------------  -----------
party shall have the right to submit any dispute, controversy or claim arising out of this Agreement to neutral binding arbitration in Chicago, Illinois. The matter shall be heard before a single partner of Price, Waterhouse & Co. in Chicago, Illinois. Any party requesting arbitration shall give notice to the other party stating the issue to be resolved. The decision of the arbitrator shall be based solely upon the written submission to the arbitrator and shall be final and binding on both parties, with each party or parties bearing its own costs and expenses with respect to the dispute. Each party hereby consents to the entry of a judgment in any court of competent jurisdiction enforcing any arbitration decision made in accordance herewith.

          Section 13.16  Construction.  Any reference to any federal, state,
          -------------  ------------
local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The parties intend
      ---------
that each representation, warranty, and covenant contained herein shall have independent significance.

          Section 13.17  Specific Performance.  Each Redeeming Stockholder
          -------------  --------------------
acknowledges that CII's business is unique and recognizes and affirms that in the event of a breach of this Agreement by such Redeeming Stockholder, money damages may be inadequate and the New Investors may have no adequate remedy at law. Accordingly, each Redeeming Stockholder agrees that the New Investors shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights in an arbitration applying for specific performance.

          Section 13.18  Exclusivity.  Until this Agreement is terminated by its
          -------------  -----------
terms, neither CII nor any Redeeming Stockholder (and neither CII nor any Redeeming Stockholder shall cause or permit any agent or any other Person acting on behalf of any Redeeming Stockholder, CII, or its affiliates to), (a) solicit, initiate or encourage the submission of any proposal or offer from any Person (including any of them) relating to any (i) liquidation, dissolution or recapitalization of, (ii) merger or consolidation with or into, (iii) acquisition or purchase of assets of or any equity interest in or (iv) similar transaction or business combination involving CII or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any other Person to do or seek any of the foregoing. CII and each Redeeming Stockholder agrees that it will discontinue immediately any negotiations or discussion with respect to any of the foregoing. Until this Agreement is terminated by its terms, the Redeeming Stockholders and CII shall notify the CHS immediately if any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

          Section 13.19 Understanding Among New Investors.  The determination of
          ------------- ---------------------------------
each New Investor to purchase the New Securities and Purchased Securities pursuant to this Agreement has been made by such New Investor independent of any other New Investor and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of CII and its Subsidiaries which may have been made or given by any other New Investor or by any agent or employee of any other New Investor. In addition, it is acknowledged by each of the other New Investors that CHS has not acted as an agent of such New Investor in connection with making its investment hereunder and that, except as provided in Section 2.2, CHS shall not be acting as an agent of such New Investor in connection with monitoring its investment hereunder.

                 *          *          *          *          *

          IN WITNESS WHEREOF, the parties hereto have caused this Recapitalization Agreement to be duly executed as of the date above written:

                                 New Investors
                                 -------------

                                 CODE, HENNESSY & SIMMONS III, L.P.

                                 By:    CHS Management III, L.P.
                                 Its:   General Partner

                                        By:   Code, Hennessy & Simmons,
                                              Inc.
                                        Its:  General Partner


                                 By:___________________________________
                                 Name:
                                 Title:




                                CII
                                ---

                                CII TECHNOLOGIES, INC.



                                By:____________________________________
                                Name:
                                Title:

        [CONTINUATION OF SIGNATURE PAGE TO RECAPITALIZATION AGREEMENT]



                                    Redeeming Stockholders
                                    ----------------------

                                    CII ASSOCIATES, L.P.



                                    By:_______________________________
                                             David A. Zackrison
                                             General Partner


                                    __________________________________
                                             Theodore Anderson


                                    __________________________________
                                             Jeffrey W. Boyce


                                    __________________________________
                                             Ramzi A. Dabbagh


                                    __________________________________
                                             John Flanagan


                                    __________________________________
                                             Alan Gordon


                                    __________________________________
                                             David Henning


                                    __________________________________
                                             Gary L. McGill


                                    __________________________________
                                             Raymond McClinton


                                    __________________________________
                                             Michael A. Steinback


                                    __________________________________
                                             G. Dan Taylor

                           Schedule of New Investors
                           -------------------------

                                                       Bank Deal                                          Notes Deal
                                   -------------------------------------------------  ----------------------------------------------

                                        Common Stock                                      Common Stock
                                   ----------------------                             -------------------
                                                                           Total                                           Total
                                                                          Purchase                                        Purchase
New Investor                         Shares      Price     Junior Notes     Price      Shares     Price     Junior Notes    Price
---------------------------------  ---------  -----------  ------------  -----------  --------  ---------   ------------  ----------
Code Hennessy & Simmons III, L.P.  1,093,200  $10,932,000  $16,398,000   $27,330,000  893,200   $8,932,000  $13,398,000   22,330,000
---------------------------------  ---------  -----------  ------------  -----------  --------  ----------  ------------  ----------


TOTAL                              1,093,200  $10,932,000  $16,398,000   $27,330,000  893,200   $8,932,000  $13,398,000   22,330,000

                      SCHEDULE OF REDEEMING STOCKHOLDERS
                      ----------------------------------

                                             SHARES OF COMMON      COMMON                              NEW         SHARES OF COMMON
                         SHARES OF PREFERRED     STOCK HELD       PERCENTAGE    COMMON STOCK      PREFERRED STOCK    STOCK RETAINED
 REDEEMING STOCKHOLDER       STOCK HELD        (BEFORE SPLIT)      INTEREST    ROLLOVER AMOUNT    ROLLOVER AMOUNT     (AFTER SPLIT)
-----------------------  -------------------  ----------------   -----------  -----------------  -----------------  ----------------
CII ASSOCIATES, L.P.            80,000              86,000          84.31%               $ 0               $ 0                  0
THEODORE ANDERSON                    0                 500           0.49%            56,000            84,000              5,600
JEFFREY W. BOYCE                     0                 166.6         0.16%            24,000            36,000              2,400
RAMZI A. DABBAGH                     0               3,000           2.94%           400,000           600,000             40,000
JOHN FLANAGAN                        0               3,000           2.94%                 0                 0                  0
ALAN GORDON                          0               1,000           0.98%                 0                 0                  0
DAVID HENNING                        0               1,000           0.98%            88,000           132,000              8,800
GARY L. MCGILL                       0                 166.6         0.16%            60,000            90,000              6,000
RAYMOND MCCLINTON                    0                 166.8         0.16%            20,000            30,000              2,000
MICHAEL A. STEINBACK                 0               3,000           2.94%           220,000           330,000             22,000
G. DAN TAYLOR                        0               4,000           3.92%           200,000           300,000             20,000
-----------------------  -------------------  ----------------   -----------  -----------------  -----------------  ----------------

TOTAL                           80,000             102,000         100.00%        $1,068,000        $1,602,000            106,800

                                 SCHEDULE 3.8

                           WORKING CAPITAL STATEMENT

Included Current Assets
-----------------------
     Accounts Receivable                                                             XXX
     Inventory                                                   XXX
     Less: Inventory Fair Market Value Adjustment-Hartman        XXX                 XXX
                                                                 ---
     Other Current Assets                                        XXX
     Less:   CII Guardian Receivable                             XXX
                Deposit-Bowles, Hollowell & Conner               XXX
                Metric Advance, Net of Reserve                   XXX                 XXX
                                                                 ---

                Total Included Current Assets (A)                                    XXX
                                                                                     ---


Included Current Liabilities
----------------------------

     Accounts Payable                                                                XXX
     Accrued Expenses                                                      XXX
     Less:   ELMS Reserve                                                  XXX
                IPO Expense Reserve                                        XXX
                Accrued Interest                                           XXX
                Accrued Dividends                                          XXX       XXX
                                                                           ---       ---

                Total Included Current Liabilities (B)                               XXX
                                                                                     ---

                Net Working Capital Amount                                           XXX

                Estimated Net Working Capital Amount                                 XXX
                                                                                     ---

                Redemption Consideration Adjustment                                  XXX
                                                                                     ---

     The Working Capital Statement amounts for Accounts Receivable, Other Current Assets, Accounts Payable and Accrued Expenses shall be determined using the same Methods and Methodologies (as defined in Section 3.8(b)) used to determine the corresponding amounts in the December 31 Balance Sheet referred to in Section 5.7, except that accruals for vacations, holidays, unemployment insurance and payroll related taxes shall be computed using the Methods and Methodologies used to determine such amounts in the Balance Sheet referred to in Section 5.8. The Working Capital Statement amount for Inventory shall be determined using the same Methods and Methodologies used to determine Inventory in the December 31 Balance Sheet, including the same procedures used to determine Inventory quantities whether it be through physical count, perpetual inventory records or other methods. The amounts deducted from the above captions, as indicated in the above table, shall be determined from the books and records of CII and its Subsidiaries. The amounts required to settle the disputes referenced in Section 9.19 above will be included in the Working Capital Statement as an Accrued Expense. The amount to be paid by CII with respect to the Sam Metti severance obligations will be included in the Working Capital Statement as an Accrued Expense. The Working Capital Statement shall not include any amounts for deferred taxes; however, any income tax benefits relating to expenses incurred by CII or any Subsidiary (other than expenses of the New Investors) as a result of the transactions contemplated by this Agreement which are deductible by CII, whether realized and paid prior to or following the Closing, are to be recognized in the Working Capital Statement either as a reduction in Income Taxes Payable, which is included in Accrued Expenses in the above table, or as an Income Taxes Receivable, which is included in Other Current Assets in the above table. In preparing the Working Capital Statement, there shall not be included any indebtedness for borrowed money or capital lease obligations, or any accrued and unpaid interest, prepayment penalties, premiums, or other amounts (including the success fee) payable with respect thereto, or any amounts which are included as part of or contemplated by the Indebtedness Payment, The Kilovac Payment, the Debt or the Management Bonus Payment, provided, however, that any income tax benefits related to such payments shall be reflected in the Working Capital Statement as either a reduction in Income Taxes Payable, which is included in Accrued Expenses in the above table, or as Income Taxes Receivable, which is included in Other Current Assets in the above table. There shall not be included in the Working Capital Statement any liabilities or reserves for the Fairview facility environmental remediation matters or for fees and expenses or Richland, Gordon & Company or for any other expenses incurred by CII or any Subsidiary for (or on behalf of) the New Investors. Income tax benefits and liabilities included in the Working Capital Statement pursuant to this paragraph shall be computed as if CII's tax year actually ended on the Closing Date and shall include any tax benefits or liabilities from losses which could be carried back to earlier periods if CII's tax year actually ended on the Closing Date.